Exhibit 10.4

AMENDED AND RESTATED

FUJITSU DISTRIBUTION AGREEMENT

****Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by asterisks and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.****

Exhibit 10.4

AMENDED AND RESTATED

FUJITSU DISTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED FUJITSU DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of December 21, 2005 (the “Amendment Date”), by and between Spansion Inc., a Delaware corporation (“Spansion”), and Fujitsu Limited, a Japanese corporation (“Fujitsu”). Spansion and Fujitsu are hereinafter also referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Spansion designs, manufactures and markets Flash memory products;

WHEREAS, in connection with the formation of Spansion LLC, a Delaware limited liability company, Fujitsu and Spansion LLC entered into that certain Fujitsu Distribution Agreement, dated as of June 30, 2003 (the “Effective Date”), as amended, whereby Spansion LLC appointed Fujitsu as one of Spansion LLC’s initial distributors of Products (as defined below); and

WHEREAS, the Parties hereby desire to amend and restate that Distribution Agreement and to substitute Spansion for Spansion LLC as a party thereto;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, Spansion and Fujitsu agree as follows:

AGREEMENT

1. DEFINITIONS; INTERPRETATION.

1.1 Terms Defined in this Agreement. The following terms when used in this Agreement shall have the following definitions:

1.1.1 “Action Plan” has the meaning set forth in Section 14.2.1.

1.1.2 “Affiliate” of a Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person shall be deemed an Affiliate of another Person only so long as such control relationship exists. The Parties acknowledge and agree that Fujitsu is not presently controlled by any Person. Notwithstanding the foregoing, (i) a Spansion Entity shall not be deemed to be an Affiliate of Fujitsu, except where expressly provided in this Agreement, and (ii) the term “Affiliate”

includes, solely with respect to Fujitsu and solely for purposes of this Agreement, Fujitsu Siemens Computers, but only for so long as Fujitsu maintains a thirty percent (30%) or greater ownership interest in Fujitsu Siemens Computers.

1.1.3 “Aggregate Ownership Interest” shall mean the quotient, expressed as a percentage, obtained by dividing (a) the aggregate number of shares of Common Stock of Spansion held by Fujitsu and its Affiliates, by (b) the aggregate number of outstanding shares, on an as converted to Common Stock basis, of Common Stock of Spansion. For purposes of this definition, the term “Common Stock” means, collectively, the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock of Spansion.

1.1.4 “AMD” means Advanced Micro Devices, Inc., a Delaware corporation.

1.1.5 “AMD Distribution Agreement” means that AMD Distribution Agreement, dated as of June 30, 2003, as amended, by and between AMD and Spansion.

1.1.6 “Americas” means the countries and territories of North America, Central America and South America.

1.1.7 “Applicable Law” means, with respect to a Person, any domestic or foreign, national, federal, territorial, state or local constitution, statute, law (including principles of common law), treaty, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, legally binding directive, judgment, decree or other requirement or restriction of any arbitrator or Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates).

1.1.8 “Best Efforts” means the efforts that a prudent Entity or person desiring to achieve a particular result would use in order to achieve such result reasonably expeditiously. An obligation to use “Best Efforts” does not require the Entity or person subject to such obligation to take actions that would result in a materially adverse change in the benefits to such Entity or person of this Agreement.

1.1.9 “Channel Partner” means any Entity other than a Fujitsu Subsidiary who is appointed by Fujitsu as a sub-distributor or sales representative, pursuant to a written agreement between Fujitsu and such Entity in accordance with Section 5.2. A list of Channel Partners as of the Effective Date is set forth in Schedule 1.1.9. Fujitsu will provide Spansion with an updated Schedule 1.1.9 or other reasonable form of notice from time to time whenever it appoints a new Channel Partner or terminates an existing Channel Partner.

1.1.10 “Claims” is defined in Section 19.

1.1.11 “Combined Product” means any Product that contains both (a) Spansion Content, and (b) components or products manufactured by any other Entity, which components or products do not constitute Spansion Content.

1.1.12 “Confidential Information” has the meaning set forth in Section 16.1.

1.1.13 “Customer” means an Entity, other than Fujitsu in its capacity as distributor hereunder, that purchases Products, but excluding Channel Partners.

1.1.14 “Custom Product” means any Product that has sufficiently unique attributes that it may only be sold to a single Customer or to a limited number of Customers. In addition, if a Product is being discontinued or has been discontinued on a general basis, as set forth in Section 10.1 below, but may still be made available to specific Customers, then it too shall be considered a Custom Product. Spansion will identify all Custom Products as such in Spansion’s then-current Quarterly price list or other reasonable form of communication to Fujitsu, including an end-of-life notice, if applicable.

1.1.15 “Disclosing Party” has the meaning set forth in Section 16.1.

1.1.16 “Documentation” means any and all documents or materials, whether in printed form or in any electronic form or media, that relate to Products and are provided by Spansion to Fujitsu hereunder, including marketing materials and brochures, manuals, published Product price lists and Product specifications, but expressly excluding documents that constitute Confidential Information of Spansion.

1.1.17 “Entity” means a corporation, partnership, limited liability company, unincorporated organization, business association, firm, joint venture or other legal entity.

1.1.18 “Europe” means the countries and territories of Europe, as listed on Schedule 1.1.18.

1.1.19 “FAEs” has the meaning set forth in Section 9.2.

1.1.20 “FDI” is defined in Section 2.3.4

1.1.21 “Force Majeure” has the meaning set forth in Section 21.9.1.

1.1.22 “Forecast” has the meaning set forth in Section 4.1.

1.1.23 “Forecasted Product Requirements” has the meaning set forth in Section 4.1.

1.1.24 “Fujitsu ****” means a Customer listed as such on Schedule 2.1.

1.1.25 “Fujitsu ****” means the Customers set forth in Section A of Schedule 1.1.25 and such other Customers that are specified as Fujitsu **** in accordance with Section B of Schedule 1.1.25.

1.1.26 “Fujitsu Territory” means Japan.

1.1.27 “Global Account” means a Customer listed as such on Schedule 2.1.

1.1.28 “Governmental Authority” means any foreign, domestic, national, federal, territorial, state or local governmental authority, quasi-governmental authority,

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

1.1.29 “Guidelines” has the meaning set forth in Section 6.4.

1.1.30 “INCOTERMS 2000” means the International Rules for the Interpretation of Trade Terms, published by the International Chamber of Commerce in the year 2000.

1.1.31 “Intellectual Property Rights” means, on a world-wide basis, any and all now known or existing, or hereafter known or existing, tangible and intangible (a) rights associated with works of authorship, including copyrights, moral rights and mask-works, (b) rights associated with trademarks, service marks, trade names, logos and similar rights, (c) trade secret rights, (d) rights in patents, designs and algorithms and other industrial property rights, (e) rights in domain names; (f) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise, and (f) all registrations, applications, renewals, extensions, continuations (including continuations in part), divisions, reexaminations or reissues thereof now or hereafter existing, made or in force (including any rights in any of the foregoing).

1.1.32 “Joint Territory” means anywhere in the world other than the Fujitsu Territory and the Spansion Territory.

1.1.33 “Leads” has the meaning set forth in Section 11.4.

1.1.34 “Margin Split Agreement” means the that Margin Split Agreement, dated as of June 30, 2003, by and among AMD, Fujitsu and FASL LLC.

1.1.35 “Marketing Plan” has the meaning set forth in Section 11.1.2.

1.1.36 “Person” means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, other legal entity or Governmental Authority.

1.1.37 “PRC” means the People’s Republic of China.

1.1.38 “Product Distribution Center” has the meaning set forth in Section 7.1.

1.1.39 “Production Volume” means, for a particular Technology for a particular Quarter, Spansion’s projected volume of Wafer Outputs for such Technology during such Quarter, as determined by Spansion at the beginning of the relevant Quarter using Spansion’s then-current QBP for such Quarter.

1.1.40 “Product” means any finished product of Spansion.

1.1.41 “Purchase Order” has the meaning set forth in Section 3.1.

1.1.42 “Purchase Price” means the price per Product at which Spansion shall sell such Product to Fujitsu in accordance with Section 12.

1.1.43 “Q0” has the meaning set forth in Section 4.2.3.

1.1.44 “Q1” has the meaning set forth in Section 4.2.3.

1.1.45 “Q2” has the meaning set forth in Section 4.2.3(b).

1.1.46 “Q3” has the meaning set forth in Section 4.2.3(c).

1.1.47 “Quarter” means a Spansion fiscal quarter.

1.1.48 “Receiving Party” has the meaning set forth in Section 16.1.

1.1.49 “RSP” has the meaning set forth in Section 12.2.

1.1.50 “Spansion Account” means a Customer listed as such on Schedule 2.1.

1.1.51 “Spansion Board” means the Board of Directors of Spansion.

1.1.52 “Spansion Content” means components or products manufactured by Spansion or a Spansion Subsidiary, or components or products specifically manufactured by any other Entity, including AMD or Fujitsu or any third party subcontractor or foundry, on behalf of Spansion or a Spansion Subsidiary at Spansion’s or the Spansion Subsidiary’s direction and based on (a) technology or intellectual property owned by Spansion, or which Spansion otherwise has the right to use, or (b) designs provided by Spansion, which designs are proprietary to Spansion or a third party licensor of Spansion.

1.1.53 “Spansion Content Only Product” or “SCO Product” means any Product that contains only Spansion Content.

1.1.54 “Spansion Entity” means Spansion, or any of its directly or indirectly majority owned subsidiaries (whether organized as corporations, limited liability companies or other legal entity).

1.1.55 “Spansion ****” means the Customers set forth in Schedule 1.1.55.

1.1.56 “Spansion Territory” means the Americas and Europe.

1.1.57 “Standard Product” means any Product that is not a Custom Product. Spansion will identify all Standard Products as such in Spansion’s then-current Quarterly price list.

1.1.58 “Stocking Channel Partner” means a Channel Partner that is designated in writing as such by Fujitsu pursuant to Section 5.3.3, and that is subject to the deferred revenue recognition model referenced in Schedule 5.3.1.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

1.1.59 “Subsidiary” of a Person means (a) any corporation, company or other legal entity (other than a partnership) in an unbroken chain of corporations, companies or other legal entities beginning with such Person, if each of the corporations, companies or entities other than the last corporation, company or entity in the unbroken chain then owns stock or other equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other corporations, companies or other legal entities in such chain, (b) any partnership in which the Person is a general partner or (c) any partnership in which the Person possesses more than a fifty percent (50%) interest in the total capital or total income of such partnership.

1.1.60 “Technology” means each process technology used by Spansion in the production of Products. A list of Technologies as of the Effective Date is set forth in Schedule 1.1.60 Spansion will provide Fujitsu with an updated Schedule 1.1.60 or other reasonable form of notice from time to time whenever it adds a new Technology, or whenever it decides to no longer produce Products using a then-existing Technology.

1.1.61 “Term” has the meaning set forth in Section 20.1.

1.1.62 “Trademarks” means any trademarks, trade names, service marks and logos used by Spansion in connection with Products, including those marks, names and logos set forth in Schedule 1.1.62 attached hereto.

1.1.63 “VAT” has the meaning set forth in Section 12.8.

1.1.64 “Wafer Output” means a semiconductor wafer manufactured by or for Spansion for a specific Technology.

1.1.65 “Warranty Period” has the meaning set forth in Section 15.1.

1.2 Interpretation.

1.2.1 Certain Terms. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limited and means “including without limitation.”

1.2.2 Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.3 Reference to Entities, Agreements, Statutes. Unless otherwise expressly provided herein, (a) references to an Entity include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

2. APPOINTMENT; GRANT OF RIGHTS

2.1 Grant of Distribution Rights.

2.1.1 Grant of Rights. Subject to the terms and conditions of this Agreement, Spansion grants to Fujitsu the right to market, sell and otherwise distribute Products during the Term (a) in the Fujitsu Territory and in the Joint Territory, (b) to Fujitsu Affiliates, Fujitsu Accounts and Global Accounts wherever located and (c) to Fujitsu PRC Customers in the PRC. No other grant of distribution rights to Fujitsu is implied by this Agreement. For the avoidance of doubt, Fujitsu’s rights granted hereunder exclude, among other things, the right to market, sell and otherwise distribute Products (a) in the Spansion Territory (except with respect to Fujitsu Accounts and certain Global Accounts identified in Schedule 2.1) or (b) to Spansion Accounts and Spansion PRC Customers.

2.1.2 Location of Sale. For purposes of determining the location of a sale of any Product, the “ship to” location on the Purchase Order shall be determinative.

2.2 Sales and Appointment of Other Distributors by Spansion. Subject to Section 14 and for so long as Fujitsu maintains an Aggregate Ownership Interest of at least twelve and one-half percent (12.5%), Spansion shall not have the right to sell on its own or appoint any additional distributors or sales representatives, or grant any existing distributor or sales representative (other than Fujitsu) any additional rights, in the Fujitsu Territory (except with respect to Global Accounts, to which Spansion may sell Products except as designated in Schedule 2.1) or with respect to a Fujitsu Account, a Global Account so designated in Schedule 2.1, or a Fujitsu PRC Customer, without Fujitsu’s prior written consent, which consent may be withheld in its sole discretion.

2.3 Fujitsu Obligations and Restrictions.

2.3.1 Best Efforts. Fujitsu shall use its Best Efforts to promote the sale of Products in the Fujitsu Territory. In light of the foregoing, the application of the provisions of Section 2306(2) of the California Commercial Code to the Parties is hereby excluded.

2.3.2 Commitments. Notwithstanding anything to the contrary herein, Fujitsu shall have **** on behalf of Spansion with respect to Product availability.

2.3.3 Inventory. Fujitsu shall not, and shall cause its Subsidiaries not to, maintain an inventory of Products intended to be used for re-sale to Customers, except pursuant to vendor managed inventory programs instituted pursuant to Section 8 below, and provided that Fujitsu and any Fujitsu Subsidiary may maintain a limited, reasonable number of Products to use as Product samples in connection with demand creation activities in accordance with Section 11.6. The foregoing restrictions and obligations regarding inventory shall not apply to Channel Partners that take title to the Products from Fujitsu upon purchases or requisitions from Fujitsu.

2.3.4 FDI Additional Inventory. Notwithstanding anything to the contrary in the foregoing, Fujitsu Devices, Inc. (“FDI”) shall have the right, from and after the Effective Date, to hold up **** inventory of Product in its consignment warehouses, provided that FDI’s

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

target level of Product inventory shall be **** inventory. From time to time, FDI may request the right to hold more than **** inventory to address special market opportunities and Spansion will not unreasonably withhold its consent to permit FDI to hold additional inventory to address those opportunities, taking into account existing firm purchase orders from Customers and FDI’s then-current good faith forecast for quick-turn business opportunities. Title and risk of loss with respect to such inventory shall remain with Spansion until it passes to Fujitsu as set forth in Section 3.5.2 and Section 7.3.1, as applicable. FDI will maintain any such inventory and will report on the amount and status of such inventory from time-to-time as reasonably requested by Spansion. The cost of maintaining any such inventory will be borne by Spansion on the same basis as if FDI were a consignment warehouse, in accordance with Section 7.3.2 below. Without limiting the foregoing, FDI agrees to use Best Efforts to provide Spansion as soon as it may be practicable daily point-of-sales reports in a format and including the information reasonably designated by Spansion regarding all such inventory. Initial point-of-sale reports will contain the types of information specified in Schedule 2.3.4. Notwithstanding anything to the contrary in Section 12.5 below, payments for Products held by FDI in accordance with this Section 2.3.4 shall be made within forty-five (45) days from the end of the month in which FDI ships such Products to a Customer or Channel Partner.

3. ORDERING; SHIPPING

3.1 Orders. Fujitsu will accept purchase orders for Products from Customers and Channel Partners, in accordance with its customary practices. To purchase Product(s) from Spansion, Fujitsu shall issue purchase orders (“Purchase Orders”), which shall specify the Purchase Order number, type and quantity of Product(s) ordered, Purchase Price (and the price to be paid to Fujitsu for the Product(s) by the relevant Customer or Channel Partner, but only if such price is **** the **** for the Product(s)), place(s) of delivery (which shall be the location identified in the relevant Customer or Channel Partner purchase order issued to Fujitsu), and delivery date(s). These Purchase Orders may take the form of electronic submissions in a mutually-acceptable format (including submissions currently referred to as “B+B+B files”) so long as they contain the same information specified above for Purchase Order, even if such submissions may not be referred to specifically as “purchase orders” when transmitted. Fujitsu shall place each Purchase Order with Spansion sufficiently in advance of the delivery date to allow for Spansion’s Product delivery lead times, as set forth in Spansion’s most recent lead time report provided to Fujitsu. Spansion shall accept any Purchase Order submitted by Fujitsu to the extent that such Purchase Order (a) is within the Product allocation assured to Fujitsu in accordance with Section 4.2, (b) conforms to the foregoing lead times, and (c) does not provide for a “ship to” location, Customer or Channel Partner that is inconsistent with Fujitsu’s distribution rights hereunder. Spansion will not accept any order to purchase Products under this Agreement from any Entity or person other than Fujitsu without Fujitsu’s prior written consent. Notwithstanding the foregoing, with respect to Purchase Orders for Custom Products, Spansion shall not be required to accept such Purchase Orders, but Spansion shall not unreasonably withhold acceptance of any such Purchase Order that is consistent with the terms of this Agreement, taking into account such factors as the requested delivery date, pricing and inventory. Spansion shall not withhold acceptance of any Purchase Order for Custom Products on a basis that provides Fujitsu less favorable treatment than any other Spansion distributor or sales representative submitting orders for similar quantities of the same or similar Custom

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

Products; provided that any pre-existing commitments to any distributor may take precedence over any new commitments for Custom Products so long as Spansion makes such determinations on a commercially reasonable and non-discriminatory basis. Spansion shall notify Fujitsu as soon as possible if Spansion believes that a Purchase Order for either Standard Products or Custom Products does not meet the foregoing requirements for acceptance by Spansion. If the Purchase Order includes a pricing term inconsistent with the terms of this Agreement, such pricing term shall not apply and the pricing provisions set forth in Section 12 below shall take precedence.

3.2 Cancellations. Fujitsu may cancel any Purchase Order or portion thereof for Standard Products, without charge, upon written notice to Spansion at least thirty (30) days prior to the applicable delivery date. Spansion will determine cancellation policies, procedures and charges with respect to Custom Products, and with respect to Standard Products where notice of cancellation is given less than thirty (30) days prior to the applicable delivery date, in advance of Fujitsu’s placement of the applicable Purchase Order and will inform all distributors of such cancellation policies and apply such policies to all distributors, although the parties acknowledge that exceptions may be made on a case-by-case basis to address particular Customer situations. The Parties will discuss in good faith any cancellations of delivery of Custom Products, or of Standard Products where notice of cancellation is given less than thirty (30) days prior to the applicable delivery date, requested by Fujitsu, but the final determination will be Spansion’s.

3.3 Reschedules. Fujitsu may reschedule the delivery of any Purchase Order or portion thereof for Standard Products, without charge, one time only, upon notice to Spansion at least thirty (30) days prior to the applicable delivery date. Standard Product reschedules may be made less than thirty (30) days prior to the applicable delivery date, but only upon the agreement of Spansion. Any reschedules on less than thirty (30) days prior notice shall be subject to reschedule fees payable to Spansion in an amount set by Spansion in advance of Fujitsu’s placement of the applicable Purchase Order. Spansion will also determine reschedule policies, procedures and rights and charges with respect to Custom Products in advance of Fujitsu’s placement of the applicable Purchase Order. Spansion will inform all distributors of its reschedule policies in respect of Standard Products and Custom Products and apply such policies to all distributors although the parties acknowledge that exceptions may be made on a case-by-case basis to address particular Customer situations. The Parties will discuss in good faith any rescheduling of delivery of Custom Products, or of Standard Products where notice of rescheduling is given less than thirty (30) days prior to the applicable delivery date, requested by Fujitsu, but the final determination will be Spansion’s.

3.4 Shipping. Spansion shall notify Fujitsu at the time of shipment as to the quantity of Product(s) shipped and the specific shipping information. Shipping quantities may not vary from those established by the Purchase Order unless otherwise mutually agreed upon in writing by the Parties. Spansion shall deliver the ordered Product by the applicable delivery date(s), provided that Spansion may not deliver such Product earlier than the delivery date specified in the applicable Purchase Order. Upon a bona fide, reasonable, ****, Fujitsu may specify that Product shipments may not be late and if Spansion has agreed in advance for **** that a particular shipment—or shipments ****—will be subject to timeliness requirements, then in the event that any shipment is delayed and not timely, Fujitsu may direct Spansion to ship such Products by reasonable premium transportation designated by Fujitsu and Spansion shall bear the

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

reasonable expense of any difference in cost due to such premium transportation. Spansion shall ship the ordered Product(s) to the delivery address(es) set forth in the applicable Purchase Order.

3.5 Title and Risk of Loss.

3.5.1 Shipment from Spansion Facility Directly to Customers or Stocking Channel Partners. Delivery of Products from any Spansion facility directly to Customers or Stocking Channel Partners shall be **** in accordance with INCOTERMS 2000, unless otherwise agreed in writing by the Parties, and title and risk of loss shall pass from Spansion to Fujitsu ****, which shall be ****, a **** or a ****.

3.5.2 Shipment from Product Distribution Centers. Delivery of Products from any Product Distribution Center to a Customer or a Stocking Channel Partner shall be **** in accordance with INCOTERMS 2000, unless otherwise agreed by the Parties, and title and risk of loss shall pass from Spansion to Fujitsu **** at **** at the ****, in accordance with ****, as interpreted in accordance with INCOTERMS 2000. It is understood and agreed that risk of loss shall reside with the Party that bore the risk of loss at the time the loss or damage occurred, in accordance with the preceding sentence, regardless of when the loss or damage is discovered. Without limiting the foregoing, Fujitsu will bear **** attributable to **** from the **** to **** or to a ****. Spansion will bear **** to ship Products directly from Spansion, a Spansion Subsidiary or a Spansion subcontractor facility to the Product Distribution Center, ****.

4. FORECASTS; PRODUCT ALLOCATIONS

4.1 Forecasts. Fujitsu working together with Spansion shall, on or before the end of the last week of the first month of each Quarter, provide Spansion with a non-binding forecast (a “Forecast”) setting forth Fujitsu’s projected Product needs for each of the five (5) Quarters following such Quarter (“Forecasted Product Requirements”). Each Forecast will be organized by Spansion on a Technology-by-Technology basis, and will contain a forecast for each Product within a particular Technology.

4.2 Short-Supply Guaranteed Allocation.

4.2.1 Allocation. Subject to Section 4.2.3 below, in the event that, in any Quarter, Spansion does not produce enough wafers within a Technology to meet the total orders for Product falling within such Technology issued by Fujitsu, Spansion will allocate its wafer fabrication and assembly, test and package Production Volume for such Technology as follows:

(a) to Fujitsu, **** of Production Volume for such Products for such Quarter; and

(b) such **** of Production Volume for the relevant Technology to Fujitsu or otherwise, as reasonably ****.

4.2.2 Adjustments Based on ****. In the event that **** is **** as set forth below, then, in determining **** for purposes of Section 4.2.1, the **** in Section 4.2.1(a) shall be ****:

(a) in the event **** is **** or **** than **** and ****, the **** of Production Volume in Section 4.2.1(a) shall be **** to ****;

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

(b) in the event **** is **** or **** than **** and ****, the **** of Production Volume in Section 4.2.1(a) shall be **** to ****; and

(c) in the event **** is ****, the **** of Production Volume in Section 4.2.1(a) shall be **** to ****.

4.2.3 Adjustments Based on ****. If (a) in any Quarter (for purposes hereof, “Q1”), Spansion does not produce enough Product within a Technology to meet the total orders for Product falling within such Technology issued by Fujitsu, and (b) in the ****, Fujitsu purchased Products falling within such Technology representing, as a ****, an amount **** in accordance with Sections 4.2.1 and 4.2.2 (unless such failure to purchase resulted from Spansion’s inability to provide Fujitsu with the ****, then, in such event:

(a) For such Quarter (Q1), Spansion will **** Fujitsu its wafer fabrication and assembly, test and package Production Volume for such Technology, the **** of Production Volume for such Technology that is the **** of (i) the **** of Production Volume for such Technology purchased by Fujitsu ****, and (ii) the **** of Production Volume for such Technology to which Fujitsu is **** pursuant to Sections 4.2.1 and 4.2.2; and

(b) For the subsequent Quarter (for purposes hereof, “Q2”), **** that **** or that it forecasted it would purchase **** if such amount was lower, Spansion will **** to Fujitsu its wafer fabrication and assembly, test and package Production Volume for such Technology, the **** Production Volume for such Technology to which Fujitsu is **** pursuant to Sections 4.2.1 and 4.2.2.

(c) If, however, **** for Q1 and **** for Q1, its **** for the **** be calculated as set forth in subsection (a) above. If Fujitsu thereafter **** or that it forecasted, then for the subsequent Quarter ****, Spansion will **** to Fujitsu its wafer fabrication and assembly, test and package Production Volume for the applicable Technology, the **** Production Volume for such Technology to which Fujitsu is entitled pursuant to Sections 4.2.1 and 4.2.2.

4.3 Spansion Adjustments to Production Volume. Notwithstanding anything to the contrary in this Section 4, Spansion shall use all commercially reasonable efforts to increase or reduce, as applicable, Production Volume to reflect Fujitsu’s Forecasted Product Requirements. Spansion shall **** Production Volume ****.

5. SUBSIDIARIES AND CHANNEL PARTNERS

5.1 Right to Appoint Subsidiaries. Spansion hereby grants to Fujitsu the right during the Term to appoint any Subsidiary as a sub-distributor or sales representative of Fujitsu, provided that Fujitsu provides prior written notice to Spansion of any appointment, and such appointment is on terms and conditions consistent with this Agreement, including that any such Subsidiary will abide by the inventory restrictions applicable to Fujitsu pursuant to Section 2.3.3.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

5.2 Right to Appoint Channel Partners. Subject to the terms and conditions of this Agreement, Spansion hereby grants to Fujitsu the right during the Term to appoint Channel Partners (through multiple tiers), provided that Fujitsu provides prior written notice to Spansion of any appointment, and each Channel Partner enters into a distribution or sales representative agreement with Fujitsu pursuant to which each such Channel Partner acknowledges that its rights to market, sell or otherwise distribute Products are no broader than, and are subject to at least the same limitations as, the rights granted by Spansion to Fujitsu in this Agreement. Consistent with the goals of Section 2.3.1, Fujitsu will use its Best Efforts to select and retain Channel Partners that will effectively promote and accomplish the sale of Products, regardless of what other business Fujitsu may carry on with such Channel Partners. In addition, as part of the quarterly business review described in Section 13, the Parties will discuss the performance of the Channel Partners and discuss possible ways to improve the mix of Channel Partners or improve the performance of existing Channel Partners.

5.3 Channel Management. With respect to its Channel Partners, Fujitsu will:

5.3.1 use commercially reasonable efforts to enforce the terms and conditions of its agreements with its Channel Partners, including the sub-distributor obligations set forth in Schedule 5.3.1;

5.3.2 provide each Channel Partner with commercially reasonable field sales and field applications support, and with commercially reasonable assistance in connection with each such Channel Partner’s promotion and sale of Products; provided, however, that Fujitsu shall have no obligation to provide field applications support in the Fujitsu Territory;

5.3.3 use commercially reasonable efforts to ensure that each Channel Partner designated as a Stocking Channel Partner by Fujitsu (which designation shall be made by Fujitsu in its sole discretion upon written notice to Spansion) maintains a representative minimum level of Product inventory in order to ensure timely off-the-shelf delivery of Products to Customers;

5.3.4 use commercially reasonable efforts to ensure that each Channel Partner complies with Spansion’s distribution policies and procedures;

5.3.5 use Best Efforts to ensure its Channel Partners have the ability to successfully promote Products in the regions in which they are actively pursuing Product sales; and

5.3.6 provide Spansion at least ninety (90) days prior written notice if Fujitsu wants to convert an existing Channel Partner from a deferred revenue recognition model to a buy/sell model, or from a buy/sell model to a deferred revenue recognition model, as referenced in Schedule 5.3.1. The conversion will not be effective until the notice period has elapsed.

5.4 Stock Rotations. Fujitsu shall have the right to accept Product stock rotation returns from its Stocking Channel Partners in accordance with Spansion’s **** stock rotation policies, provided that Fujitsu shall not permit any Stocking Channel Partner to return **** of the Products held as inventory by such Stocking Channel Partner, based upon net shipments and in accordance with the time frames and procedures specified by Spansion. Spansion will notify Fujitsu in advance of Fujitsu’s placement of the applicable Purchase Orders of its stock rotation

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

policies and agrees to provide Fujitsu ****. If Fujitsu accepts Product stock rotation returns from any Stocking Channel Partner, Fujitsu shall promptly return such Products to Spansion. Fujitsu will, on a Quarterly basis, provide Spansion with a written report regarding stock rotation returns by Fujitsu to Spansion, such written report identifying the Stocking Channel Partner that returned Products and specifying the Products returned (by Product number, and amount). On a Quarterly basis, Spansion shall perform an inspection and audit of the returned Products, and in the normal course of business ****. In order to pass inspection, all Products returned in accordance with this Section 5.4 must be in their original, unopened factory-sealed unit packaging containers and otherwise unaltered.

5.5 Termination of a Channel Partner. Fujitsu shall have the right during the Term to terminate one or more Channel Partners, provided that Fujitsu provides prior written notice to Spansion of any termination. Upon termination of a Channel Partner relationship, Fujitsu will promptly update Schedule 1.1.9 and, as applicable and if directed by Spansion, ****. If so requested by Spansion, Fujitsu will **** to Spansion at the ****.

6. TRADEMARK LICENSE AND RESTRICTIONS; MAINTENANCE; DOCUMENTATION

6.1 License. Subject to the terms and conditions of this Agreement, Spansion hereby grants to Fujitsu a non-exclusive, royalty-free, fully paid up license (including the right to grant sublicenses), during the Term, to use and display the Trademarks in the Fujitsu Territory and Joint Territory, and anywhere else in the world in connection with ****, in all cases solely in connection with the marketing, promotion, advertisement, sale and distribution of Products as expressly permitted herein, and in connection with Fujitsu’s obligations set forth in Sections 5, 9 and 11 Fujitsu shall not have the right to use the Trademarks to form combination marks with other trademarks, service marks, trade names, designs and logos.

6.2 No Additional Rights. Fujitsu shall not use any other trademark or service mark confusingly similar to the Trademarks without the prior written approval of Spansion. Fujitsu understands and agrees that (a) as between the Parties, Spansion is the sole owner of all right, title and interest in and to the Trademarks, (b) the use of any Trademark in connection with this Agreement shall not create in Fujitsu any right, title or interest in or to the Trademarks, and (c) all such use and goodwill associated therewith shall inure solely to the benefit of Spansion. Fujitsu shall not challenge the validity of the Trademarks, nor shall Fujitsu challenge or take any action inconsistent with Spansion’s ownership of the Trademarks or the enforceability of Spansion’s rights therein, unless the Trademark in question is used (without violation of Spansion’s rights) or owned by Fujitsu (whether or not such Trademark is registered in any particular jurisdiction) prior to Spansion’s adoption or use of the Trademark, as demonstrated by Fujitsu.

6.3 Registration. Spansion shall retain the exclusive right to apply for and obtain registrations for the Trademarks throughout the world. Fujitsu, upon Spansion’s reasonable request, agrees to reasonably cooperate with Spansion’s preparation and filing of any applications, renewals or other documentation necessary or useful to protect Spansion’s Intellectual Property Rights in the Trademarks, including by providing Spansion with brochures, manuals, advertisements and other materials concerning Products. Any cooperation that Fujitsu

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

provides in accordance with this Section 6.3 shall be at Spansion’s sole cost, provided that such costs are reasonably incurred.

6.4 Quality Control. All use of the Trademarks shall be in accordance with the Spansion trademark guidelines attached hereto as Exhibit 6.4, as may be reasonably amended from time to time by Spansion upon reasonable prior written notice to Fujitsu (“Guidelines”), provided that the Guidelines shall apply to all distributors. Fujitsu shall not use the Trademarks in any manner other than expressly authorized by this Agreement. From time to time upon Spansion’s request, Fujitsu shall submit to Spansion samples of all Fujitsu materials bearing the Trademarks. If Spansion discovers any use of the Trademarks inconsistent with the Guidelines on any such submitted samples, and delivers to Fujitsu a writing describing in reasonable detail the improper use, Fujitsu shall promptly cease or remedy such use.

6.5 Documentation. Subject to the terms and conditions of this Agreement, Spansion grants to Fujitsu a non-exclusive, royalty-free, fully paid up license (including the right to grant sublicenses), during the Term, to use, display, translate, modify to make consistent with in its own documentation, copy and otherwise reproduce and distribute (either on its own, or in conjunction with, or as incorporated in Fujitsu product documentation) the Documentation in the Fujitsu Territory and the Joint Territory, and anywhere in the world in connection with ****, solely in connection with the marketing, promotion, advertisement, sale and other distribution of Products as expressly permitted herein, and in connection with Fujitsu’s obligations set forth in Sections 5, 9 and 11. Notwithstanding the foregoing, Fujitsu may not modify the Documentation in a manner that misrepresents the Products.

7. PRODUCT DISTRIBUTION CENTERS

7.1 Product Distribution Centers. Fujitsu will set aside physical space reasonably acceptable to Spansion in one of the storage or warehouse facilities it owns or leases in Japan for Spansion to use as a storage and shipping facility for Products (the “Product Distribution Center”). The size of space allocated to Spansion for the Product Distribution Center shall be agreed upon by the Parties in writing. To the extent feasible, Fujitsu shall maintain the Product Distribution Center apart from the space allocated for Fujitsu activities. The Product Distribution Center will be staffed by Fujitsu employees or agents, or by Fujitsu Subsidiary employees or agents, who shall be granted unlimited access to the Product Distribution Center, but who shall be under the general administrative supervision of Fujitsu for site management at the applicable facility. Notwithstanding anything to the contrary in the foregoing, Spansion shall cause its employees and agents, and shall cause each Spansion Subsidiary to cause its employees and agents to: (a) not interfere with Fujitsu’s activities at the Fujitsu facilities housing the Product Distribution Center; (b) when located at the Product Distribution Center, comply with Fujitsu’s then-current workplace rules and procedures, as provided by Fujitsu to Spansion from time to time; and (c) when located at the Product Distribution Center, take such other action or follow such other procedures as reasonably requested by Fujitsu. Spansion shall retain title and risk of loss with respect to Products stored in Product Distribution Center, and, as between the Parties, title and risk of loss shall pass to Fujitsu only in accordance with Section 3.5.2.

7.2 Product Distribution Center Operating Costs. Fujitsu shall provide use of Product Distribution Center space to Spansion, and Fujitsu will bear all general maintenance

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

costs and expenses incurred in connection with the Product Distribution Center, including, for example, rental payments, utilities, and security and safety expenses. Notwithstanding anything to the contrary in the foregoing: (i) Fujitsu shall not be responsible for any costs or expenses reasonably relating to Spansion’s or any Spansion Subsidiary’s use of the Product Distribution Center, including costs reasonably relating to any Spansion or Spansion Subsidiary employees or agents and any administrative expenses incurred by Spansion or any Spansion Subsidiary in connection with maintaining and tracking Product inventory and packaging and shipping Products; and (ii) Spansion will bear the portion of the operational and administrative overhead costs of the Product Distribution Center equal to the portion of the Product Distribution Center used for storage and shipping of Products and Spansion or Spansion Subsidiary activities related thereto, as currently being paid by Spansion as of the effective date of the amendment to the Agreement. Administrative overhead costs borne by Spansion will include costs associated with the applicable sales, booking and inventory systems, as currently being paid by Spansion as of the effective date of the amendment to the Agreement. Spansion shall reimburse Fujitsu for the costs described in clause (ii) of the second preceding sentence within forty-five (45) days of receipt of Fujitsu’s invoice therefor. With each invoice, Fujitsu will provide documentation reasonably sufficient to justify the charges allocable to Spansion. Fujitsu agrees to provide reasonable advance written notice of not less than sixty (60) days of any proposed material increases in the costs to be allocated to Spansion hereunder so that Spansion may decide whether to accept such allocation or obtain alternative facilities. If Spansion determines that it will be more cost-effective to maintain its own Product Distribution Centers independently, Spansion may elect not to continue to use space at Fujitsu facilities upon one hundred twenty (120) days’ prior written notice to Fujitsu. If Spansion provides Fujitsu notice during the sixty (60) day notice period of an intention to vacate the facility, then Fujitsu will not invoice Spansion for the incremental fees associated with the price increase and Spansion will not be required to pay such fees.

7.3 Consignment Warehouses.

7.3.1 General. Upon the agreement of the Parties, and without limiting Section 2.3.4, Fujitsu may maintain an agreed level of Product inventory in one or more of its or its Subsidiaries’ consignment warehouses. Title and risk of loss with respect to such inventory shall remain with Spansion until such time that the relevant Products are shipped from the consignment warehouses. An initial list of consignment warehouses is set forth in Schedule 7.3; Fujitsu will update such list by reasonable form of notice to Spansion if it adds a consignment warehouse location or ceases to use an existing location as a consignment warehouse.

7.3.2 Costs; Replacement. Spansion will bear the portion of the operational and administrative overhead costs for the foregoing consignment warehouses equal to the respective portions of the consignment warehouses used for maintenance of Product inventory, as currently being paid by Spansion as of the effective date of the amendment to the Agreement. Administrative overhead costs borne by Spansion will include costs associated with the applicable sales, booking and inventory systems, as currently being paid by Spansion as of the effective date of the amendment to the Agreement. Spansion shall reimburse Fujitsu for the foregoing costs within forty-five (45) days of receipt of Fujitsu’s invoice therefor. With each invoice, Fujitsu will provide documentation reasonably sufficient to justify the charges allocable to Spansion. Operational costs borne by Spansion will exclude any costs associated with storage space or operations used by Fujitsu, FDI or any Fujitsu Affiliates for any non-Spansion Products. Spansion will bear shipping costs for shipping Spansion Products to each consignment warehouse prior to shipment to the applicable Customer or Channel Partner; Fujitsu will bear shipping costs for shipping Products from a consignment warehouse to the applicable Customer or Channel Partner, pursuant to the terms set forth in this Agreement. Fujitsu agrees to provide reasonable advance written notice of not less than sixty (60) days of any proposed material increases in the costs to be allocated to Spansion hereunder so that Spansion may decide whether to accept such allocation or obtain alternative facilities. If Spansion provides Fujitsu notice during the sixty (60) day notice period of an intention to vacate the facility, then Fujitsu will not invoice Spansion for the incremental fees associated with the price increase and Spansion will not be required to pay such fees. Spansion shall have the right to replace at any time a consignment warehouse at a Fujitsu site with a non-Fujitsu facility upon one hundred twenty (120) days’ prior written notice to Fujitsu. In the event of such replacement, Fujitsu shall not bear any of the operational or administrative maintenance costs associated with such non-Fujitsu facility.

7.3.3 Inventory Reporting; Payments. Fujitsu will report on the amount and status of any consignment warehouse inventory from time-to-time as reasonably requested by Spansion. Without limiting the foregoing, Fujitsu agrees to use Best Efforts to provide Spansion as soon as it may be practicable daily point-of-sales reports in a format and including the information reasonably designated by Spansion regarding all such inventory on a consignment warehouse-by-consignment warehouse basis, providing the same types of information as specified in Schedule 2.3.4. Payments for Products held by Fujitsu in accordance with this Section 7.3 shall be made within forty-five (45) days from the end of the month in which such Products are shipped to the applicable Customer or Channel Partner.

7.4 Audit and Inspection by Spansion. Upon Spansion’s reasonable request from time to time, Spansion shall have the right to perform a reasonable audit and inspection of the Product Distribution Center and consignment warehouses maintained by Fujitsu and/or its Subsidiaries, as well as the books and records relating to the costs and expenses incurred by the Product Distribution Center or consignment warehouses, in each case as necessary to verify (i) the amount and condition of Product inventory, and (ii) the costs and expenses borne by Spansion regarding the Product Distribution Center and any Consignment Warehouse. Any such audit and inspection shall be conducted so as: (a) not to interfere with Fujitsu’s activities at the relevant facility; (b) comply with Fujitsu’s then current workplace rules and procedures, as provided by Fujitsu to Spansion from time to time; and (c) to comply with such other procedures as reasonably requested by Fujitsu.

8. VENDOR MANAGED INVENTORY PROGRAMS

Fujitsu and any Fujitsu Subsidiary may institute “vendor managed inventory programs,” operated through either Product Distribution Centers or via one or more third parties, on terms and conditions to be agreed in writing in advance by Spansion and Fujitsu. For purposes hereof, a vendor managed inventory program is a logistics program where a supplier stocks inventory at either a third party or customer location based on a customer build forecast. The customer does not own the inventory and is only billed once the inventory is used. The amount of inventory and other terms and conditions are based on an initially negotiated contract.

9. CUSTOMER SUPPORT RESPONSIBILITIES

9.1 ****. Fujitsu will maintain a **** in order to better enable Fujitsu ****. Fujitsu will provide Spansion with ****, to better enable Spansion ****. Spansion shall have no right to use, and shall not use, any ****. In the event Fujitsu has an obligation to a Customer not to disclose such information to Spansion, Fujitsu will use reasonable efforts to seek permission from such Customer to disclose such information to Spansion for the purposes set forth under this Section 9.1. Information obtained by Spansion from Fujitsu with regard to Fujitsu’s independent sales activities, Product pricing or allocation decisions shall be subject to the obligations set forth in Section 16, and shall not be disclosed to any other Entity or person, except as otherwise expressly permitted hereunder.

9.2 Post-Sale Applications Support. Fujitsu and Spansion will provide reasonable field applications support to Customers that are designing in Products; provided, however, that Fujitsu shall have no obligation to provide any field applications engineers (“FAEs”) in the Fujitsu Territory. Upon Spansion’s reasonable request, Fujitsu shall dedicate a reasonable number of FAEs to any region in the Joint Territory, on terms and conditions to be agreed in writing by the Parties, provided that Fujitsu reasonably determines that substantial sales revenues for Fujitsu may be generated from such region.

9.3 Warranty, Field Support. Fujitsu will reasonably assist Spansion and Customers in connection with Spansion’s compliance with and fulfillment of its warranty policies and, specifically, with respect to the following Spansion processes: Return Material Authorizations (RMAs); Customer Corrective Action Requests (CCARs); and Advanced Change Notifications (ACNs). **** written notification to Fujitsu, and Fujitsu will assist Spansion in accordance with the revised processes, provided that **** would require Fujitsu to incur significant additional costs or compliance burdens, unless Fujitsu consents thereto in writing, such consent not to be unreasonably conditioned, delayed or withheld.

9.4 Subdistributor Channel Design Registration. Fujitsu will assist Spansion and Customers regarding Subdistribution Channel Design Registrations on terms and conditions, and in accordance with procedures, to be agreed by the Parties.

10. CHANGES IN SPECIFICATIONS AND DESIGNS

10.1 Product Change or Elimination (End-of-Life). With respect to any proposed change to the specifications or designs of any Product, or to a proposed change to cease further production of a Product, Spansion shall notify Fujitsu of the proposed change in accordance with Spansion’s then-current standard ACN procedures, a copy of which Spansion shall provide to Fujitsu from time to time, as and when updated. Spansion will then commercially release such change, or phase out production of a Product, in accordance with its then-current standard ACN procedures; provided, however, that Spansion will take into account in the timing of the release of such change, or the timing of the phase out of the Product, as applicable, any concerns

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

expressed to Spansion by Fujitsu or any of Fujitsu’s Channel Partners or Customers regarding the timing of such release or termination.

11. MARKETING; SALES

11.1 Global Marketing Policies and Campaign.

11.1.1 Marketing Policies. Spansion will establish global policies regarding public relations and marketing, including the form and content of Product marketing and promotional materials and advertisements, such policies to be amended by Spansion from time to time in its reasonable discretion. Spansion shall promptly notify Fujitsu in writing of any amendments to such policies. Fujitsu shall comply with such policies, to the extent permitted by Applicable Law.

11.1.2 Marketing Campaign. Spansion will, on an annual basis, develop a global marketing plan for Products, in consultation with Fujitsu (each, a “Marketing Plan”). Each Party will be responsible for performing the obligations under each Marketing Plan which such Party has agreed to in writing, and shall bear all costs and expenses it has agreed in writing to bear in connection therewith. Spansion will update each Marketing Plan on an as-needed basis. ****.

11.2 Joint Marketing.

11.2.1 Restriction. If agreed in writing by the Parties, Fujitsu may engage in joint marketing or promotional campaigns in which both Parties are referenced. The Parties agree and acknowledge that using Spansion-produced marketing materials and the Trademarks in connection with Fujitsu’s normal sales activities (including by modifying Spansion marketing materials for incorporation into Fujitsu’s general product marketing materials in accordance with Section 11.7.2) shall not constitute a joint marketing campaign.

11.2.2 Joint Campaign Activities and Costs. Notwithstanding Section 11.2.1, Fujitsu may request that Spansion establish and implement a joint marketing campaign. Upon such request, Spansion may agree to establish such a joint marketing campaign on terms to be agreed. All costs and expenses incurred **** in connection with any such joint marketing campaign shall be borne by ****; provided, however, that **** shall obtain **** prior written consent before incurring any costs or expenses in connection with any such joint marketing activities that will be charged to ****.

11.2.3 Spansion Support. Upon Fujitsu’s request, Spansion may, but ****, participate in Fujitsu-led marketing activities directed at a specific Customer or group of Customers within the Fujitsu Territory or the Joint Territory, or at any ****. Spansion’s decision as to whether it will participate in such activities will take into account ****.

11.3 Market Intelligence. Fujitsu will use commercially reasonable efforts to keep Spansion informed of industry trends and competitive conditions that may affect the sale of Products in the Fujitsu Territory, and will use commercially reasonable efforts to provide Spansion with such information for regions in the Joint Territory to the extent Fujitsu becomes aware of such trends or conditions.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

11.4 ****; Efforts. Fujitsu will **** from time to time, and will use commercially reasonable efforts to identify Leads in the Joint Territory, in each case ****. Fujitsu will use commercially reasonable efforts to ****.

11.5 Referrals and Design-In Activities. As of the Amendment Date, the Margin Split Agreement will terminate, and the parties agree that in the event either Party engages in any Customer referrals or design-in activities that lead to sales by the other Party, or distributors or sub-distributors of the other Party, Spansion and Fujitsu will discuss in good faith appropriate compensation to the referring or designing-in Party.

11.6 ****.

11.6.1 Activities. Fujitsu will engage in the following demand creation activities with Customers and identified Leads in the Fujitsu Territory, and, to the extent commercially reasonable, with Customers and identified Leads in the Joint Territory, provided that such demand creation activities are consistent with the then-current ****:

(a) Providing Customers and identified Leads with a reasonable number of Product samples in support of Fujitsu design win efforts;

(b) Providing Customers and identified Leads with any Documentation in Fujitsu’s possession that Fujitsu reasonably determines to be useful in support of Fujitsu design win efforts;

(c) Providing a reasonable level of field applications support to Customers that are designing-in Products;

(d) Providing Spansion with data in Fujitsu’s possession that Fujitsu reasonably determines to be useful in connection with Spansion’s tracking of design wins, to the extent permitted by and in accordance with Applicable Law and subject to Section 9.1 and any duty of confidentiality that Fujitsu owes to any third party; and

(e) Performing such other activities that Fujitsu reasonably determines to be useful in connection with Fujitsu’s promotion of Products.

11.6.2 Marketing Support. Spansion will, at Spansion’s sole cost, provide Fujitsu with all marketing application support reasonably requested by Fujitsu in connection with Fujitsu’s demand creation activities, including by providing Fujitsu with a reasonable number of Product samples for use in connection with Fujitsu’s demand creation activities. Fujitsu acknowledges that nothing in this Agreement limits Spansion’s rights to contact customers or potential customers of Products for marketing and support purposes. Subject to Section 14, Spansion agrees that when it intends to contact **** designated either “***” or “****” on Schedule 2.1 in the Fujitsu Territory, Fujitsu **** or Fujitsu ****, Spansion will notify Fujitsu in advance. Spansion will coordinate the contact with Fujitsu so that Fujitsu personnel will have a reasonable opportunity, if they choose, to participate in the meeting with the customer. Spansion may proceed with the meeting without Fujitsu’s participation provided that Fujitsu has been given a reasonable opportunity to participate. The parties further agree to work together to improve their communications, information sharing and coordination regarding such customers.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

11.7 Marketing Materials.

11.7.1 Customization Assistance. Fujitsu will, upon Spansion’s reasonable request, assist Spansion with the customization of Spansion’s Product marketing and promotional materials for particular geographic regions within the Fujitsu Territory and the Joint Territory and for specifically identified Lead opportunities. Any assistance that Fujitsu provides in accordance with this Section 11.7.1 shall be at ****, provided that such costs are reasonably incurred.

11.7.2 Marketing Materials. Spansion will be solely responsible for producing general Product marketing and promotional materials. Spansion will provide Fujitsu with a reasonable amount of such materials, including for the purpose of enabling Fujitsu to engage in demand creation activities pursuant to Section 11.6. Fujitsu shall have the right at its own cost to modify such materials in order to incorporate Spansion marketing materials into Fujitsu’s general product marketing materials in such a manner that conforms with Fujitsu’s general marketing practices.

11.8 Training. Fujitsu will train all Fujitsu field sales personnel, sales support personnel, and field applications personnel engaged in the promotion and sale of Products, and will provide training to such personnel of its Channel Partners to the extent it reasonably determines that its Channel Partners require such training. Spansion, upon Fujitsu’s reasonable request, will assist Fujitsu and any Fujitsu Subsidiaries or Channel Partners with such training efforts. Each party will bear its own expenses regarding such training.

11.9 Other Assistance. Fujitsu shall provide Spansion with such additional sales and/or marketing support activities as Spansion may reasonably request from time to time, on terms and conditions to be agreed in writing by the Parties.

12. PRICE; PAYMENTS; TAXES

12.1 Distributor Pricing. Fujitsu is free to establish prices for its re-sale of Products.

12.2 Price List. ****, Spansion shall provide Fujitsu with an updated price list which, among other things, shall both set forth Spansion’s recommended sales price (“RSP”) for each Product, **** to which such price list relates, and designate each Product as either a Standard Product or a Custom Product. Spansion shall have the right to increase or reduce the RSP for any Product at any time in its sole discretion, upon prior written notice to Fujitsu, the amount of such notice to take into account the time period necessary to communicate price changes to sales people, such written notice describing the Product subject to such price change, the new RSP for such Product and the effective date of such price change. The Parties will use Best Efforts to establish a real-time price change notification procedure, but acknowledge that on the Effective Date means to establish such a procedure have not been implemented. Price changes shall apply to all Purchase Orders received by Spansion after the effective date of the change and Spansion may in its discretion **** received prior to the effective date of the change. Spansion will establish policies and procedures whereby Spansion will honor long-term pricing commitments to Fujitsu as agreed to by Spansion.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

12.3 Purchase Price of Spansion Content Only Products. The Purchase Price for each SCO Product shall be equal to **** of RSP at the time the order was booked. The Purchase Price for each SCO Product is subject to the following adjustments:

12.3.1 Price Increase. In the event Fujitsu sells an SCO Product to a Customer or Channel Partner in an amount that is in excess of the RSP for such Product at the time the order was booked, the Purchase Price shall be automatically increased to an amount equal to **** of the actual sales price of such Product.

12.3.2 Price Decrease. In the event Fujitsu sells an SCO Product to a Customer or Channel Partner in an amount that is less than the RSP for such Product at the time the order was booked, Fujitsu may request that Spansion reduce the Purchase Price. In such case, Spansion may, but shall have no obligation to, reduce the Purchase Price to an amount that it determines in its sole discretion.

12.3.3 Margin Adjustment. Spansion and Fujitsu agree to work in good faith to reduce the distribution margin as reflected in Sections 12.3 and 12.4 from **** to **** according to a schedule to be agreed upon by Spansion and Fujitsu, targeted to achieve such reduction in ****. The Parties understand and agree, however, that (a) such a reduction will not be possible unless Fujitsu’s Product sales in **** are at least ****, and (b) achievement of the **** sales level will not necessarily result in such a reduction.

12.4 Purchase Price for Combined Products.

12.4.1 Purchase Price. The Purchase Price for each Combined Product shall be as follows (the percentages set forth below in this Section 12.4.1 shall be reviewed on an annual basis):

(a) for Combined Products with equal to or greater than **** Spansion Content, the Purchase Price shall be equal to **** of the RSP at the time the order was booked for such Product;

(b) for Combined Products with equal to or greater than **** and less than **** Spansion Content, the Purchase Price shall be equal to **** of the RSP at the time the order was booked for such Product;

(c) for Combined Products with equal to or greater than **** and less than **** Spansion Content, the Purchase Price shall be equal to **** of the RSP at the time the order was booked for such Product;

(d) for Combined Products with equal to or greater than **** and less than **** Spansion Content, the Purchase Price shall be equal to **** of the RSP at the time the order was booked for such Product;

(e) for Combined Products with equal to or greater than **** and less than **** Spansion Content, the Purchase Price shall be equal to **** of the RSP at the time the order was booked for such Product; and

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

(f) for Combined Products with less than **** Spansion Content, the Purchase Price shall be equal to **** of the RSP at the time the order was booked for the Spansion Content plus **** of the price that Spansion paid for the non-Spansion Content.

12.4.2 Price Increase. In the event Fujitsu sells a Combined Product to a Customer or Channel Partner in an amount that is in excess of the RSP at the time the order was booked for such Product, the Purchase Price shall be automatically increased to an amount equal to the applicable percentage (as set forth in Section 12.4.1 above) of the actual sales price of such Product.

12.4.3 Price Decrease. In the event Fujitsu sells a Combined Product to a Customer or Channel Partner in an amount that is less than the RSP at the time the order was booked for such Product, Fujitsu may request that Spansion reduce the Purchase Price. In such case, Spansion may, but shall have no obligation to, reduce the Purchase Price to an amount that it determines in its sole discretion.

12.4.4 Determination of Spansion Content. The percentage of Spansion Content of any Combined Product shall be determined by Spansion using the following formula: the RSP for such Product, less the standard, pre-established forecasted cost (as determined by Spansion) for the non-Spansion Content of such Product; the difference is then divided by the RSP for such Product. The formula for determining the percentage of Spansion content for Combined Products is illustrated immediately below.

(Product RSP) - (Price paid by Spansion for non-Spansion Content)
(Product RSP)

12.4.5 Content Review; Breakdown. Spansion shall, on a Quarterly basis, review the percentage of Spansion Content for each Combined Product, and shall make adjustments to the Purchase Price for Combined Product(s), as required based on such review. For each Combined Product, Spansion shall provide Fujitsu with a detailed cost breakdown of the non-Spansion Content that was used in determining the percentage of Spansion Content for such Product.

12.5 Payments Terms. Spansion shall issue and deliver an invoice to Fujitsu for any amount payable to Spansion pursuant to this Agreement. Unless otherwise agreed by the Parties, payments for Products delivered in accordance with Section 3, and any other payments required hereunder, including pursuant Section 11.2.2, shall be made within **** from the end of month in which Spansion **** relating to such payment obligation. In no event shall Spansion deliver an invoice before shipping the Products (or, in the event of joint marketing costs payable in accordance with Section 11.2.2, incurring the costs) to which such invoice relates. If the end of the payment period falls on a non-business day of Fujitsu, payment may be made on the following business day. All amounts payable by Fujitsu to Spansion shall be paid by wire transfer of Japanese Yen or U.S. Dollars, as mutually agreed, in immediately available funds to such financial institution and account number as Spansion may designate in writing to Fujitsu. In the event that the purchase price at which Fujitsu sells a Product to a Customer or Channel Partner ****, Fujitsu may so notify Spansion and ****, provided that in such case Spansion shall ****.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

12.6 Currency. All RSPs shall be quoted in U.S. Dollars, except for Products purchased by Customers in the Fujitsu Territory or for Japanese customers that pay for Products in Japanese Yen, in which cases, the RSPs shall be quoted in both U.S. Dollars and Japanese Yen.

12.7 Late Payments. If Fujitsu fails to make any payment on or before the required payment date, Fujitsu shall be liable for interest on such payment at the rate of **** per annum or the maximum amount allowed by Applicable Law, whichever is less.

12.8 Taxes. All amounts payable for Product sold by Spansion to Fujitsu hereunder are exclusive of any taxes. Fujitsu shall reimburse Spansion only for the following tax payments with respect to the sale of Product under this Agreement unless an exemption applies: state and local use taxes arising in the United States of America, value added taxes or other similar taxes on turnover (“VAT”) arising in relevant jurisdictions imposing VAT and consumption taxes arising in Japan. Spansion shall cause all such amounts reimbursed by Fujitsu to be paid to the appropriate Governmental Authorities as required by Applicable Law. If Spansion is required by law to charge use, consumption, VAT or similar taxes to Fujitsu, Spansion will ensure its invoices are in proper form to enable Fujitsu to claim VAT or other applicable deductions, if Fujitsu is permitted by law to do so. In the event that Fujitsu is required by Applicable Law to make any deduction or to withhold any amount from any sum payable by Fujitsu to Spansion hereunder, (a) Fujitsu will remit such amounts to the appropriate Governmental Authorities and promptly furnish Spansion with original tax receipts evidencing the payment of such amounts, and (b) the sum payable by Fujitsu upon which the deduction or withholding is based will be decreased accordingly.

13. QUARTERLY BUSINESS REVIEW

13.1 Meetings. Fujitsu and Spansion will meet once each Quarter, at a time and place to be agreed by the Parties. The Parties may attend these meetings in person, by telephone or via videoconference. Each Party will bear its own costs and expenses incurred in connection with attending such meetings. Fujitsu and Spansion may hold such meetings jointly with any other distributor or sales representative appointed by Spansion in accordance with Section 2.2 or 14, as Spansion reasonably determines is appropriate and subject to Sections 13.2 and 13.3.

13.2 Meeting Topics. At these Quarterly meetings, the Parties will, among other things: (a) review the status and overall effectiveness of Spansion’s marketing activities and, if applicable, the status and overall effectiveness of Spansion–Fujitsu joint marketing activities undertaken in accordance with Section 11.2.2; (b) discuss potential Leads and actual or potential Customer support issues; (c) discuss Customer and Channel Partner input and feedback regarding Products or proposed Spansion new product offerings; (d) evaluate the general effectiveness of Fujitsu’s marketing activities in relation to Spansion’s then-current Marketing Plan; (e) evaluate the performance of Fujitsu’s Channel Partners; and (f) discuss other issues and concerns raised by the Parties. In no event will joint meetings in which Spansion and two or more distributors or sales representatives participate (including Fujitsu), contain a discussion of

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

any distributor’s independent sales activities, Product pricing or allocation decisions. Information obtained by Spansion from Fujitsu with regard to Fujitsu’s independent sales activities, Product pricing or allocation shall be subject to the obligations set forth in Section 16, and shall not be disclosed to any other Entity or person, except as otherwise expressly permitted hereunder, including without limitation as permitted under Section 9.1.

13.3 Not Corrective Action. The Parties acknowledge and agree that (a) these quarterly meetings will not be used as a forum in which to institute the commencement of corrective action procedures against Fujitsu in the event that Spansion believes that Fujitsu’s sales performance is unsatisfactory, and (b) Spansion may only take corrective action against Fujitsu on the basis of the factors, and in accordance with the procedures, set forth in Section 14 below.

14. DISTRIBUTOR CORRECTIVE ACTION

14.1 Initiation of Process. In the event that Spansion reasonably determines that Fujitsu’s sales performance (including as such performance may be affected by the sales performance of its Channel Partners), with respect to a Customer (or multiple Customers) in the Fujitsu Territory, or with respect to a Fujitsu Account or a Fujitsu PRC Customer, is not satisfactory based on:

14.1.1 Fujitsu’s actual market share (by dollar and product line) versus Spansion’s market share goals, as set forth in Spansion’s then-current Marketing Plan, taking into account current market conditions;

14.1.2 Revenue levels forecasted by Spansion in its then-current six-quarter operating plan, and Fujitsu’s substantial variance from such forecasted revenues, taking into account current market conditions;

14.1.3 Fujitsu’s level of design win activity, measured against Spansion’s reasonable opinion of the appropriate level of activity based on current market conditions; or

14.1.4 Reductions in the level of Fujitsu sales coverage, measured against Spansion’s reasonable opinion of the appropriate level of sales coverage based on current market conditions;

then Spansion shall have the right to institute the procedures regarding Fujitsu corrective action set forth in Section 14.2 below.

14.2 Process.

14.2.1 Initial Notice; Corrective Action Plan. In the event Spansion determines that Fujitsu’s performance is not satisfactory on the basis of the factors set forth in Section 14.1, Spansion may provide written notice to Fujitsu indicating (a) that it believes that Fujitsu’s performance is unsatisfactory, (b) in reasonable detail the nature and the basis of such determination, and (c) that Fujitsu should submit to Spansion a corrective action plan setting forth the actions that Fujitsu proposes to take to remedy such performance (“Action Plan”). Fujitsu shall have thirty (30) days from its receipt of such notice in which to respond to

Spansion, either disputing Spansion’s characterization of its performance as unsatisfactory or delivering to Spansion an Action Plan. In the event that Fujitsu disputes Spansion’s characterization of its performance, the Parties shall meet and discuss the matter in good faith.

14.2.2 Acceptance of Action Plan. In the event Fujitsu submits an Action Plan to Spansion in accordance with Section 14.2.1, and Spansion reasonably determines that Fujitsu’s Action Plan will remedy Fujitsu’s performance, Spansion shall notify Fujitsu in writing that the Action Plan is acceptable and Fujitsu shall promptly implement such Action Plan. If, however, Spansion reasonably determines that such Action Plan does not address its concerns, the Parties shall promptly meet and shall use Best Efforts to agree upon a mutually acceptable Action Plan in good faith.

14.2.3 Evaluation. Spansion will evaluate Fujitsu’s performance against the agreed Action Plan over the succeeding two (2) Quarters, unless an alternative time period is agreed in writing by the Parties and set forth in the Action Plan.

14.2.4 Failure to Improve; Proposal of Measures. In the event Spansion reasonably determines both that Fujitsu has failed to properly execute the Action Plan and that Fujitsu’s performance otherwise remains unsatisfactory on the basis of the factors set forth in Section 14.1, Spansion shall provide written notice to Fujitsu (with a copy to the Spansion Board) (a) indicating that it believes that Fujitsu has failed to properly implement the Action Plan, (b) indicating that it believes that Fujitsu’s performance remains unsatisfactory (and describing in reasonable detail the nature and basis of such belief), and (c) listing the measures that Spansion proposes to take against Fujitsu in accordance with Section 14.3 in order to remedy the identified performance issues. Fujitsu shall have thirty (30) days from its receipt of such notice in which to dispute Spansion’s determination to the Spansion Board, in which case Spansion shall not have the right to implement its proposed measures unless and until the Spansion Board approves such measures. In the event Fujitsu does not dispute such notice, Spansion shall have the right to implement the proposed measures.

14.2.5 Right to Arbitrate. In the event that the Spansion Board approves Spansion’s proposed measures and Fujitsu believes that such measures are inappropriate, Fujitsu shall have the right to institute dispute resolution proceedings in accordance with Section 21.3.

14.3 Actions. In the event that Spansion delivers a written notice to Fujitsu pursuant to Section 14 proposing remedial measures, Spansion may implement the following measures (in the following order of priority), provided that the Spansion Board has approved such measures in accordance with Section 14.2.4 and subject to Fujitsu’s right to arbitrate pursuant to Section 14.2.5 and the resolution of any such arbitration:

14.3.1 Appointment of a Supplementary Distributor.

(a) In the event that Fujitsu is underserving a Customer in the Fujitsu Territory, Spansion may sell on its own or grant the right to another distributor to market, sell and distribute to such Customer in the specific geographical territory(ies) in which such Customer is being underserved.

(b) In the event that Fujitsu is underserving a Fujitsu Account, Spansion may sell on its own or grant the right to another distributor to market, sell and distribute to such Fujitsu Account in the specific geographical territory(ies) in which such Fujitsu Account is being underserved.

(c) In the event that Fujitsu is underserving a Fujitsu PRC Customer, Spansion may sell on its own or grant the right to another distributor to market, sell and distribute to such Fujitsu PRC Customer.

14.3.2 Appointment of Supplementary Distributor within a Region within a Territory. In the event that Fujitsu is persistently underserving multiple Customers in a region within the Fujitsu Territory, Spansion may sell on its own or grant the right to another distributor to market, sell and distribute in the specific geographical territory(ies) in which such Customers are being underserved, provided that Spansion has previously provided Fujitsu with written notice with respect to each such underserved Customer and further written notice regarding the performance issues within the region identified by Spansion, in accordance with Section 14.2 above. In determining the boundaries of the region as to which Spansion may grant such right to market, sell and distribute, the smallest possible boundary within which the underserved Customers are located will be drawn.

14.3.3 Appointment of a Supplementary Distributor within a Territory. In the event that Fujitsu is persistently underserving multiple Customers throughout the Fujitsu Territory, Spansion may sell on its own or grant the right to another distributor to market, sell and distribute Products in the Fujitsu Territory, provided that Spansion has previously provided Fujitsu with written notice with respect to each such underserved Customer and further written notice regarding the performance issues within the Fujitsu Territory identified by Spansion in accordance with Section 14.2 above.

14.3.4 Reasonable Measures Requirement. However, in all cases, Spansion shall only propose measures to the extent they are reasonably necessary to provide Spansion with the opportunity to have sales made to the underserved Customer(s) or in such underserved region or territory which, to the extent reasonable in view of the circumstances that led to the corrective actions, preserve Fujitsu’s distribution rights.

15. WARRANTIES

15.1 Spansion Product Warranty. Spansion represents and warrants to Fujitsu that the Products shall operate in accordance with the Documentation and other written specifications therefor, and shall be free from defects in functionality, materials and workmanship, for a period of twelve (12) months from the date that such Products **** in accordance with Section 3 (the “Warranty Period”).

15.2 Remedies. In the event that Fujitsu notifies Spansion during the applicable Warranty Period that any Product does not conform to the warranty provisions set forth in Section 15.1, Spansion shall, at Spansion’s option, **** in accordance with the Product return and problem verification procedures ****, (b) **** such **** at ****, or (c) provide **** for such defective Product. Spansion shall **** in connection with **** defective Products.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

15.3 No Warranty Pass Through. Fujitsu shall have the right to independently make Product warranties to Customers and Channel Partners consistent with the Product warranty made by Spansion under this Agreement. Fujitsu hereby indemnifies and holds Spansion harmless from and against any liabilities, losses, damages, costs and expenses, including attorneys’ fees and costs, incurred by Spansion resulting from any claims based on or related to any representation or warranty made by Fujitsu regarding the Products that is inconsistent with the warranty made by Spansion hereunder.

15.4 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS) ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

16. CONFIDENTIAL INFORMATION

16.1 Obligations. The Parties acknowledge and agree that all proprietary or nonpublic information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, directly or indirectly, which information is (a) marked as “proprietary” or “confidential” or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure and reduced in writing or other tangible (including electronic) form that includes a prominent confidentiality notice and delivered to the Receiving Party within thirty (30) days of disclosure, or (b) provided under circumstances reasonably indicating that it constitutes confidential and proprietary information, constitutes the confidential and proprietary information of the Disclosing Party (“Confidential Information”). The Receiving Party may disclose Confidential Information only to those employees who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions (including provisions relating to nonuse and nondisclosure) no less restrictive than those required by the Receiving Party for its own confidential information. The Receiving Party shall, and shall cause its employees to, retain in confidence and not disclose to any third party (including any of its sub-contractors) any Confidential Information without the Disclosing Party’s express prior written consent, and the Receiving Party shall not use such Confidential Information except to exercise the rights and perform its obligations under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same procedures and degree of care which it uses to protect its own confidential information of like importance, and in no event less than reasonable care. The Receiving Party shall be fully responsible for compliance by its employees with the foregoing, and any act or omission of an employee of the Receiving Party shall constitute an act or omission of the Receiving Party. The confidentiality obligations set forth in this Section 16.1 shall apply and continue, with regard to all Confidential Information disclosed hereunder, during the Term (as hereinafter defined) and for a period of five (5) years from the date of termination of this Agreement.

16.2 Exceptions. Notwithstanding the foregoing, Confidential Information will not include information that: (a) was already known by the Receiving Party, other than under an obligation of confidentiality to the Disclosing Party or any third party, at the time of disclosure hereunder, as evidenced by the Receiving Party’s tangible (including written or electronic) records in existence at such time; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party hereunder; (c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by an Entity or person other than the Disclosing Party not subject to any duty of confidentiality with respect thereto; or (e) was developed by the Receiving Party without reference to any Confidential Information disclosed by the Disclosing Party, as evidenced by the Receiving Party’s tangible (including written or electronic) records in existence at such time.

16.3 Confidentiality of Agreement; Publicity. Each Party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and that no reference shall be made thereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld) except (a) as required by Applicable Law, provided that in the case of any filing with a Governmental Authority that would result in public disclosure of the terms hereof, the Parties shall mutually cooperate to limit the scope of public disclosure to the greatest extent possible, (b) to its accountants, banks, financing sources, lawyers and other professional advisors, provided that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential, (c) in connection with the enforcement of this Agreement, or (d) pursuant to agreed joint press releases prepared in good faith. The Parties will consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements with respect to the transactions contemplated hereby.

17. CONSEQUENTIAL DAMAGES WAIVER

TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, OR ANY THIRD PARTY CLAIMING THROUGH OR UNDER SUCH PARTY, UNDER ANY LEGAL THEORY, FOR ANY COSTS (INCLUDING WITHOUT LIMITATION LABOR COSTS) FOR IN-THE-FIELD INSTALLATION OR REPAIR WORK, OR FOR OTHER SIMILAR REWORK COSTS, OR FOR ANY LOSS OF PROFITS, REVENUES OR GOODWILL, LOSS OF DATA, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING PROVISIONS OF THIS SECTION 17 SHALL NOT BE DEEMED TO LIMIT SPANSION’S INDEMNITY OBLIGATIONS UNDER SECTION 19.

18. LIMITATION OF LIABILITY

EXCEPT WITH RESPECT TO SPANSION’S INDEMNITY OBLIGATIONS UNDER SECTION 19, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY FOR CLAIMS RELATING TO THIS AGREEMENT, WHETHER FOR BREACH, NEGLIGENCE, INFRINGEMENT, IN TORT OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL AMOUNTS PAID OR PAYABLE BY FUJITSU TO SPANSION IN

THE MOST RECENT FULL CALENDAR YEAR PRECEDING EITHER PARTY’S INITIAL NOTICE TO THE OTHER PARTY OF ANY CLAIM OR POTENTIAL CLAIM HEREUNDER.

19. SPANSION INDEMNITY

19.1 Indemnity. Spansion shall at its own expense defend Fujitsu from and against any (a) third party action to the extent that it relates to or results from any defects of Products delivered by or for Spansion that directly result in the death or bodily injury to any person or that result in damage to real or personal property, or (b) third party claim, action or proceeding to the extent that it relates to or results from the Products allegedly infringing, violating or misappropriating any Intellectual Property Right of any third party (collectively, clauses (a) and (b) constitute “Claims”). For purposes of this Section 19, the term Intellectual Property Rights shall be limited to patents, copyrights, mask work rights, trade secrets and Trademarks; provided, however, that for purposes of this Section 19, the term Trademarks shall be limited to those Trademarks where Spansion (or its subcontractors or agents), and not Fujitsu, has performed the research and registration work to validate the availability of the Trademark in the applicable jurisdictions. Spansion agrees to indemnify Fujitsu and hold it harmless from and against any damages, costs and expenses (including without limitation any reasonable attorneys’ fees and costs) finally awarded against Fujitsu by a court of competent jurisdiction that may result from any such Claim; provided that (i) Fujitsu notifies Spansion promptly in writing of the Claim; (ii) Spansion has sole control of the defense and all related settlement negotiations; and (iii) Fujitsu provides Spansion, at Spansion’s expense, with all reasonable assistance, information, and authority to perform these duties. Any delay by Fujitsu in notifying Spansion of a Claim shall not relieve Spansion of its obligations under this Section 19, except to the extent (and only to the extent) that Spansion’s ability to defend such Claim is materially prejudiced by such delay.

19.2 Exclusions. Spansion shall have no liability for any Claim of infringement or liability based on or arising from (i) modification of the Products by Fujitsu or any third party (unless such modification was specifically authorized or required by Spansion and such authorization was delivered by an authorized Spansion employee in the form of detailed written requirements document listing in detail the specifications for the modification), to the extent the infringement or liability would have been avoided by use of the unmodified Products; or (ii) the combination or use of the Products furnished hereunder with materials or technology not furnished by Spansion, to the extent such infringement or liability would have been avoided by use of the Products alone.

19.3 Alternatives. In the event the Products are held to, or Spansion believes are likely to be held to, infringe, violate or misappropriate any Intellectual Property Right of any third party, Spansion shall have the right at its sole option and expense to (i) substitute or modify the Products so that they are non-infringing, while retaining substantially equivalent features and functionality as set forth in the specifications and documentation; or (ii) obtain for Fujitsu a license to continue offering the Products; or (iii) if (i) and (ii) are not reasonably practicable as determined by Spansion, terminate further sales of the infringing Product.

19.4 Limit on Liability. In no event shall Spansion’s liability for (i) Claims relating to infringement, violation or misappropriation of third party Intellectual Property Rights, or (ii) Claims for loss of data exceed the amounts paid to Fujitsu or its Affiliates by their respective Customers or Channel Partners for the affected Products.

19.5 Sole Obligation. The foregoing Spansion indemnities state the sole obligation and exclusive liability of Spansion to Fujitsu, and Fujitsu’s sole recourse and remedy against Spansion for any Claim of infringement or misappropriation of an Intellectual Property Right by the Products or for any Claim of product liability related to the Products.

20. TERM AND TERMINATION

20.1 Term. This Agreement will be effective as of the Effective Date, and will continue in full force and effect indefinitely, unless terminated as set forth in this Section 20 (“Term”). It is understood and agreed that, notwithstanding (i) the reorganization of Spansion LLC into a corporate structure, and (ii) the form of that reorganization, Spansion shall be responsible for all obligations and liabilities of Spansion LLC accruing under this Agreement commencing as of the Effective Date, to the same extent as if Spansion were the original party hereto instead of Spansion LLC.

20.2 Termination upon Mutual Agreement. The Parties may terminate this Agreement upon mutual written consent at any time.

20.3 Termination for Breach. In the event that either Party materially defaults in the performance of a material obligation under this Agreement, then the non-defaulting Party may provide written notice to the defaulting Party indicating: (a) the nature and basis of such default with reference to the applicable provisions of this Agreement; and (b) the non-defaulting Party’s intention to terminate this Agreement. Upon receipt of such notice, the defaulting Party shall use Best Efforts to cure the alleged breach in a timely manner, and the Parties shall meet to discuss the matter. If the breach has not been cured to the reasonable satisfaction of the non-defaulting Party within a reasonable period of time of not less than one hundred and twenty (120) days, and if the Parties are not otherwise able to resolve the matter, then the non-defaulting Party may terminate this Agreement upon written notice.

20.4 Termination for Reduction in Ownership. In the event that Fujitsu’s Aggregate Ownership Interest is less than five percent (5%), Spansion shall have the right to terminate this Agreement immediately by giving ninety (90) days’ written notice of termination to Fujitsu.

20.5 Effect of Termination.

20.5.1 Return of Confidential Information.

(a) Fujitsu shall promptly return to Spansion (or destroy, at Spansion’s election) all Documentation and Spansion Confidential Information then in the possession or under Fujitsu’s control, and Spansion shall promptly return to Fujitsu (or destroy, at Fujitsu’s election) all Fujitsu Confidential Information then in the possession or under Spansion’s control, excluding historical point-of-sale reports and other historical information provided to Spansion pursuant to Section 9.1 above. Notwithstanding the foregoing, (i) any Fujitsu historical pricing information may only be retained by Spansion for financial reporting and other similar reporting and audit purposes but may not be supplied to any other distributor, sales representative or the like; (ii) Spansion shall not retain any information provided to Fujitsu or its Affiliates by any of their respective Customers or Channel Partners and marked specifically as Customer confidential information or Channel Partner confidential information, as applicable, unless such Customers or Channel Partners have agreed in writing to permit Spansion to retain such information; and (iii) Spansion may retain any Fujitsu information relating to current proposals, price quotations or commitment, but Spansion shall not supply any such information to any other distributor, sales representative or the like.

(b) Notwithstanding subsection (a) above, the Receiving Party shall not be liable to the Disclosing Party for the inadvertent use of the Disclosing Party’s Residual Information for the Receiving Party’s own business purposes by the Receiving Party’s personnel who no longer have access to any tangible (including machine-readable) embodiments of any Confidential Information of the Disclosing Party; provided, however, that the foregoing shall not release or excuse the Receiving Party from any liability to the Disclosing Party for any disclosure of the Disclosing Party’s Confidential Information by the Receiving Party to any other persons or Entities, including the Receiving Party’s former personnel, or any use of such Confidential Information by such other persons or Entities. This subsection (b) shall not be deemed to (A) grant to the Receiving Party a license under any Intellectual Property Rights (excluding trade secrets) of the Disclosing Party or (B) authorize any use of the tangible (including machine-readable) embodiments of any Confidential Information of the Disclosing Party. For purposes hereof, “Residual Information” means with respect to Confidential Information, information in non-tangible form which may be incidentally retained in the unaided memory of the Receiving Party’s personnel having had access to the Confidential Information of the Disclosing Party, and which such personnel cannot identify as Confidential Information of the Disclosing Party. Such personnel’s memory is “unaided” if the personnel have not intentionally memorized any Confidential Information of the Disclosing Party.

20.5.2 Limitation of Liability. Neither Spansion nor Fujitsu shall be liable to the other, because of such termination, for compensation, reimbursement or damages: (i) for the loss of prospective profits, anticipated sales or goodwill; (ii) on account of any expenditures, investments or commitments made by either; or (iii) for any other reason whatsoever based upon the result of such termination.

20.5.3 Continuing Liability. The termination of this Agreement for any reason shall not release either Party from any liability, obligation or agreement which has already accrued at the time of termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law or otherwise, or which may arise out of or in connection with such termination.

20.5.4 Outstanding Purchase Order Fulfillment. Spansion shall complete all Purchase Orders that have been previously accepted by Spansion and not specifically cancelled upon termination by Fujitsu, and shall accept and fulfill any Purchase Orders issued by Fujitsu for a period of ninety (90) days after termination of this Agreement, provided that the reason for termination was not a failure by Fujitsu to pay amounts previously due to Spansion under this

Agreement; provided, further, that all inventories held by or on behalf of Fujitsu and its Channel Partners shall be depleted by the end of such 90-day period. During such period, Fujitsu shall have no guaranteed allocation and Spansion may freely appoint additional distributors in the Fujitsu Territory and the Joint Territory, and with respect to Global Accounts, Fujitsu Accounts, Fujitsu Affiliates and Fujitsu PRC Customers.

20.5.5 Payment Obligation. Fujitsu shall pay for all Products previously delivered by Spansion and all Products subsequently delivered by Spansion pursuant to the Purchase Orders referred to in Section 20.5.4.

20.5.6 Trademark and Documentation Licenses. All licenses relating to Trademarks and Documentation shall terminate, provided, however, that Fujitsu shall have the right to continue to use Trademarks and Documentation, in a manner consistent with Section 6, in connection with the sale of Products in accordance with Section 20.5.4.

20.6 Survival. The provisions of Sections 3 (for purposes of fulfilling the terms of Section 20.5.4), 12, 15, 16 (in accordance with its terms), 17, 18, 19, 20.5, 20.6, and 21 shall survive any termination of this Agreement.

21. MISCELLANEOUS TERMS

21.1 Relationship of the Parties. In the exercise of their respective rights, and the performance of their respective obligations hereunder, the Parties are, and will remain independent contractors. Nothing in this Agreement will be construed to constitute the Parties as partners, or principal and agent for any purpose whatsoever. Neither Party will bind, or attempt to bind, the other Party hereto to any contract or other obligation, and neither Party will represent to any third party that it is authorized to act on behalf of the other Party to this Agreement.

21.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, United States of America, as applied to agreements among California residents entered into and wholly to be performed within the State of California (without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction and without regard to the United Nations Convention on Contracts for the International Sale of Goods).

21.3 Dispute Resolution. Any dispute arising under or relating to this Agreement shall be resolved in accordance with the dispute resolution procedures set forth on Schedule 21.3 attached hereto.

21.4 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

21.5 Successors and Assigns. Except as expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by either Party without the prior written consent of the other Party; provided, however, that Fujitsu shall have the right to assign this Agreement in connection with the sale of substantially all of its business to which the Products relate. Any purported assignment, sale, transfer, delegation or other disposition of such rights or obligations by either Party, except as permitted herein, shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

21.6 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and supersedes any prior communications, representations, understandings and agreements, either oral or written, between the Parties with respect to such subject matter. This Agreement may not be altered except by a written instrument signed by authorized legal representatives of both Parties. Any waiver of the provisions of this Agreement or of a Party’s rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a Party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such Party’s rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party’s right to take subsequent action. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

21.7 Notices and Other Communications. All notices required or permitted under this Agreement shall reference this Agreement and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All such notices, requests, demands and other communications shall be addressed as follows:

If to Spansion:

Spansion Inc.

5 DeGuigne Drive

P.O. Box 3453

Sunnyvale, CA 94088

Attention: General Counsel

Telephone: (408) 962-2500

Facsimile: (408) 774-7443

If to Fujitsu:

Fujitsu Limited

Shinjuku Daiichi Seimei Bldg

7-1, Nishi shinjuku 2-chome

Shinjuku-ku, Tokyo 163-0721 Japan

Attention: General Manager,

System Memory Marketing & Business Development Division

Electronic Devices Group

Telephone: 81-3-5322-3324

Facsimile: 81-3-5322-3386

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 21.7.

21.8 Expenses. Except as otherwise expressly set forth in this Agreement, each Party will bear its own costs and expenses, including fees and expenses of legal counsel and other representatives used or hired in connection with the transactions described in this Agreement.

21.9 Force Majeure.

21.9.1 Excuse. Neither Party will be liable to the other for failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond its reasonable control, including acts of any governmental body, war, terrorism, insurrection, sabotage, embargo, fire, flood, earthquake, strike or other labor disturbance, interruption of or delay in transportation, or unavailability of or interruption or delay in telecommunications or third party services (“Force Majeure”); provided, however, that (a) a lack of credit, funds or financing, or (b) strikes or other labor disturbances that are limited to Spansion’s employees shall not constitute Force Majeure. This Section 21.9.1 shall not be interpreted as relieving a Party of an obligation to pay, but may serve to excuse delay in making a payment when due.

21.9.2 Mitigation. A Party seeking to be excused from performance as the result of Force Majeure will be excused to the extent such performance is delayed or prevented by Force Majeure, provided that such Party shall use the utmost reasonably practicable efforts to complete such performance. Each Party agrees to resume performance with the utmost dispatch whenever the causes of such excuse are cured or remedied.

21.9.3 Notice. Should any Party be prevented from or delayed in or become aware that it is likely to be prevented from or delayed in carrying out its obligations under this Agreement due to Force Majeure, such Party shall promptly give to the other Party a written notice setting forth the details of such Force Majeure.

21.10 Severability. If any provision in this Agreement will be found or be held to be invalid or unenforceable, then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties will use their respective Best Efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

21.11 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors and permitted assigns, and the Parties do not intend to confer third party beneficiary rights upon any other Entity or person.

21.12 Construction. This Agreement shall be deemed to have been drafted by both Parties and, in the event of a dispute, no Party hereto shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

21.13 Execution. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

SPANSION INC.:		FUJITSU LIMITED:

By:	/s/ Bertrand F. Cambou	By:	/s/ Hiroaki Hurokawa
Name:	Bertrand F. Cambou	Name:	Hiroaki Hurokawa
Title:	President and Chief Executive Officer	Title:	President

Executed by Spansion LLC to confirm Spansion LLC’s consent to the substitution of Spansion for Spansion LLC as a party hereto.

SPANSION LLC:

By:	/s/ Bertrand F. Cambou
Name:	Bertrand F. Cambou
Title:	President and Chief Executive Officer

SCHEDULE 1.1.9

CHANNEL PARTNERS

****

    ****

Channel Partners and representatives shall have rights consistent with the terms of this Agreement.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

1.1.9 - 1

SCHEDULE 1.1.18

EUROPE

Albania

Andorra

Armenia

Austria

Azerbaijan

Belarus

Belgium

Bosnia and Herzegovina

Bulgaria

Croatia

Cyprus (including TRNC)

Czech Republic

Denmark

Estonia

Faroe Islands

Finland

France

Georgia

Germany

Greece

Hungary

Iceland

Ireland

Italy

Kazakhstan

Kyrgyzstan

Latvia

Liechtenstein

Lithuania

Luxembourg

Macedonia

Malta

Moldova

Monaco

Netherlands

Norway

Poland

Portugal

Romania

Russia

San Marino

Serbia and Montenegro

Slovakia

Slovenia

Spain

Sweden

Switzerland

Tajikistan

Turkey

Turkmenistan

Ukraine

United Kingdom

Uzbekistan

Vatican City

1.1.18 - 1

SCHEDULE 1.1.25

FUJITSU ****

A. As of the Amendment Date, the “Fujitsu ****” are:

****

B. In addition, “Fujitsu ****” shall include any Entity or person **** that **** meets at least one of the following criteria:

1.	Entities or persons doing business in **** but which are headquartered in the Fujitsu Territory.

2.	Entities or persons doing business in **** the ownership interest of which is held (i) by one or more **** Entities or persons and (ii) **** or more by an Entity or person headquartered in the Fujitsu Territory.

3.	Entities or persons doing business in **** the ownership interest of which is held by (i) an Entity or person headquartered in the Spansion Territory, (ii) an Entity or person headquartered in the Fujitsu Territory and (iii) one or more **** Entities or persons, provided that the Entity or person headquartered in the Fujitsu Territory owns the larger ownership interest as between (i) and (ii); provided, further, that the ownership interest of the Entity or person headquartered in the Fujitsu Territory is equal to or greater than ****.

4.	Entities or persons doing business in **** the ownership interest of which is held by (i) an Entity or person headquartered in the Joint Territory, (ii) an Entity or person headquartered in the Fujitsu Territory and (iii) one or more **** Entities or persons, provided that the Entity or person headquartered in the Fujitsu Territory owns the larger ownership interest as between (i) and (ii); provided, further, that the ownership interest of the Entity or person headquartered in the Fujitsu Territory is equal to or greater than ****.

Upon **** making such demonstration to ****, **** shall have the exclusive right to market (except with respect to Spansion), sell and otherwise distribute Products in **** to such ****.

The parties shall review and update Schedule 1.1.25 to reflect the current Fujitsu **** at least once per calendar year.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

1.1.25 - 1

SCHEDULE 1.1.55

SPANSION ****

A. As of the Amendment Date, the “Spansion ****” are:

****

The parties shall review and update Schedule 1.1.55 to reflect the current Spansion **** at least once per calendar year.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

1.1.55 - 1

SCHEDULE 1.1.60

TECHNOLOGIES

CS39S:	0.32um Floating Gate NOR Flash Memory technology

CS49S:	0.23um Floating Gate NOR Flash Memory technology

CS99DB:	0.23um MirrorBit/MirrorFlash NOR Flash Memory technology

CS59S:	0.17um Floating Gate NOR Flash Memory technology

CS69:	0.13um Floating Gate NOR Flash Memory technology

CS69S:	Shrunk version of CS69 0.13um Floating Gate NOR Flash Memory technology

****

****

****

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

1.1.60 - 1

SCHEDULE 1.1.62

TRADEMARKS

Current Owner	Country	Trademark	Application No.	Application Date	Registration No.	Registration Date.
Current Spansion (Aizu)	Japan	Spansion (Abbreviated Company Name)	06-69270	19940713	3275769	19970404

	Japan	Spansion (Abbreviated Company Name)	2002-79616	20020918

	China	Spansion (Abbreviated Company Name)	3353609	20021031

	Malaysia	Spansion (Abbreviated Company Name)	2002/13894	20021108

	Thailand	Spansion (Abbreviated Company Name)	500485	20021011

	Taiwan	Spansion (Abbreviated Company Name)	91046125	20021101

	Hong Kong	Spansion (Abbreviated Company Name)	03062/2003	20030228

	USA	Spansion	78/165266	20020918

	Brazil	Spansion	824961390	20020925

	Canada	Spansion	1153684	20020924

	E.U. (CTM Application)	Spansion	2869105	20020927

	India	Spansion	1136784	20020927

	Mexico	Spansion	586379	20030203

	Russia	Spansion	2002720027	20020925

	USA	F.A.S.L.	78/165267	20020918

	Brazil	F.A.S.L.	824961404	20020925

	Canada	F.A.S.L.	1153683	20020924

	E.U. (CTM Application)	F.A.S.L.	2868032	20020927

	India	F.A.S.L.	1136785	20020927

	Mexico	F.A.S.L.	586380	20030203

1.1.62 - 1

Current Owner	Country	Trademark	Application No.	Application Date	Registration No.	Registration Date.
	Russia	F.A.S.L.	2002720026	20020925

	Japan	Spansion (Design Logo mark)	2001-074957	20010817	4603401	20020913

	China	Spansion (Design Logo mark)	3014709	20011109	3014709	20030221

	South Korea	Spansion (Design Logo mark)	2001/47579	20011030

	Malaysia	Spansion (Design Logo mark)	2001/14640	20011108

	Thailand	Spansion (Design Logo mark)	472528	20011119	kor166184	20011119

	Taiwan	Spansion (Design Logo mark)	(90)044634	20011030	1016997	20021001

	Hong Kong	Spansion (Design Logo mark)	00560/2003	20030115

	USA	Spansion (Design Logo mark)	76/353788	20020102

AMD	Japan	SPANSION (Design Logo Mark)	2003-37307	20030508

	Japan	TRUENORTH (Character Only)	2003-31987	20030418

	Japan	SPANSION (Character Only)	2003-31988	20030418

	USA	Spansion	78/165266	20020918

	Brazil	Spansion	824961390	20020925

	Canada	Spansion	1153684	20020924

	E.U. (CTM Application)	Spansion	2869105	20020927

	India	Spansion	1136784	20020927

	Mexico	Spansion	586379	20030203

	Russia	Spansion	2002720027	20020925

	USA	F.A.S.L.	78/165267	20020918

	Brazil	F.A.S.L.	824961404	20020925

	Canada	F.A.S.L.	1153683	20020924

1.1.62 - 2

Current Owner	Country	Trademark	Application No.	Application Date	Registration No.	Registration Date.
	E.U. (CTM Application)	F.A.S.L.	2868032	20020927

	India	F.A.S.L.	1136785	20020927

	Mexico	F.A.S.L.	586380	20030203

	Russia	F.A.S.L.	2002720026	20020925

FUJITSU	South Korea	FlexBank	99-40825	19991029	485133	20010110

	Singapore	FlexBank	T99/12484D	19991101	T99/12484D	19991101

	EU	FlexBank	1368984	19991028	1368984	20001220

	USA	FlexBank	75/869157	19991209

	Japan	FlexBank	74096061	19991021	4418675	20000922

	South Korea	HiddenROM	99-12791	19990420	474845	20000808

	EU	HiddenROM	1149087	19990416	1149087	20000614

	Japan	MirrorFlash	76107975	20011204	4615491	20021025

	China	MirrorFlash	3216982	20020620

	South Korea	MirrorFlash	2002-21243	20020509

	Taiwan	MirrorFlash	91023285	20020607

	EU	MirrorFlash	2704104	20020510

	USA	MirrorFlash	76/421654	20020611

1.1.62 - 3

SCHEDULE 2.1

EXCEPTIONS TO TERRITORY

Fujitsu ****

****

****

****

Spansion ****

****

The parties shall review and update Schedule 2.1 to reflect the current Fujitsu ****, Spansion **** and **** at least once per calendar year.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

2.1 - 1

SCHEDULE 2.3.4

POINT-OF-SALE REPORT INFORMATION

Fujitsu will provide Spansion the following information in a format reasonably requested by Spansion. Spansion may request that reasonable additional information be provided in the point-of-sale reports, if Spansion makes the same request of all its distributors and Fujitsu will provide such information.

Sub-Distributor Name

Location

Sell Currency

Buy Currency

Fujitsu Part number

Invoice Number

Invoice Date

Invoice Quantity

****

End Customer Code

End Customer Name and Country

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

2.3.4 - 1

SCHEDULE 5.3.1

CHANNEL PARTNER TERMS AND CONDITIONS

Products

Any finished products of Fujitsu

Territory

A Channel Partner can sell products through its branch offices located in the sales area designated by Fujitsu (consistent with the terms of Section 2 of the Agreement).

Business Models

****

****

****

Transfer of Ownership

For ****, Product ownership is transferred from Fujitsu to Channel Partner.

Payment Terms

Within four months after the closure of end of month

Effective Term

One year from the date of the contract. Automatically extended for another one year on the same conditions unless notice of intent to terminate is given by a party at least one month before the expiration date.

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

5.3.1 - 1

SCHEDULE 7.3

CONSIGNMENT WAREHOUSES

****

*	Confidential treatment has been requested pursuant to the Confidential Treatment Request dated December 21, 2005.

7.3 - 1

EXHIBIT 6.4

TRADEMARK GUIDELINES

The following Guidelines shall apply to use of the Trademarks, as provided by Section 4 of the Agreement.

1. Correct Use of Word Trademarks in Written Materials. The Trademarks must be distinguished in print from surrounding text. Unless a Trademark is a Design Mark (as defined below), it should be graphically distinguished in one of the following manners:

(a)	printing the Trademark in upper case letters;

(b)	printing the Trademark in quotation marks;

(c)	printing the Trademark in italics;

(d)	printing the Trademark in bold face type;

(e)	underlining the Trademark.

If the Trademark is normally written in lower case letters, then it must be set off from the surrounding text in some manner (such as quotation marks or italic type) that makes it apparent it is a trademark. Trademarks registered in a stylized form must only be used in the style and form in which they are registered.

2. Correct Use of Design Marks. The proportions of any Trademark that is a design or is composed of stylized text (a “Design Mark”) must be maintained, even if the Design Mark is increased or decreased in size. The size of Design Marks must never be so small that the letters and shape of the logo are unrecognizable. Design Marks must always be surrounded by a clear area in which no lettering or design elements appear to ensure that the design Trademark is distinct and not attached or otherwise obscured by other graphic elements.

3. Use of Trademarks in Conjunction with Other Marks. The Trademarks may be used in conjunction with or in close proximity to the logos, designs, trademarks, service marks, names or symbols of another individual or entity only in such a manner that the overall appearance resulting from such use conveys the unequivocal impression that the Trademarks are associated with Spansion and that the Trademarks are separate and distinct from any product or service of the other individual or entity. The Trademarks must be used only to refer to Spansion’s products or to products that include Spansion’s products.

4. No Alteration of Trademarks. The Trademarks must appear legibly, without alteration and in their complete form. Where these Guidelines (including any attachments) specify the exact style, positioning of the letters, spelling, dimensions and relative size of Trademarks, use of the Trademarks shall be in conformance therewith. Spansion shall from time to time provide additional information regarding the proper form of Trademarks, and these Guidelines shall be updated to reflect such additional information, as provided in Section 6.4 of the Agreement. The Trademarks must be used as adjectives, not as verbs and not possessively. At least once in all

6.4 - 1

printed materials where a particular Trademark is used (preferably the first reference to such Trademark), the Trademark should be followed by the generic name of the Product identified by the Trademark.

5. Trademark Marking Requirements. The proper symbol— ®, TM or SM — for each Trademark must be used. Although it is not necessary to use a trademark symbol every time a Trademark is used in printed materials or on packaging, labels or in electronic materials, the symbol should be noted at least once on printed materials, including packaging, labels, advertisements and on-line information such as websites, to designate a trademark of Spansion. If it is not feasible or aesthetically desirable to place the ®, TM or SM symbol with a Trademark, the Trademark should be followed, where feasible, by an asterisk (*) that references one of the following footnotes:

(a)	Reg. U.S. Patent and Trademark Office (if applicable).

(b)	This is a trademark of Spansion LLC in the United States and other countries.

(c)	This is a registered trademark of Spansion LLC in the United States and other countries (once again, if applicable).

Alternatively, a designation of Trademarks on a panel of packaging or at the end of printed materials will suffice. For example, if a press release or detailed advertisement refers to the Trademarks, the following note could appear at the end of the document:

TRADEMARK is a trademark of Spansion LLC in the United States and other countries.

Additional factors need to be considered when identifying ownership of the Trademarks in countries other than the United States. For example, some countries do not recognize the ® symbol. In other countries, improper use of the ® symbol can result in the forfeiture of trademark rights. Therefore this last approach to identifying ownership of Trademark should be used for labels, packaging, brochures, advertising or promotional materials intended for use in countries other than the United States.

6. Proprietary Notices. In addition to use of the proper trademark and service mark designation, proper credit should be attributed to Spansion for all use of Trademarks. An appropriate trademark proprietary notice must list all Trademarks that were used in any document or other materials and state that the Trademarks belong to Spansion. Credits may be placed on the copyright page of a document, with other legal notices, or at the bottom of an advertisement, web page or other matter.

7. No Disparaging Use. The Trademarks must not be used in a manner that disparages Spansion and/or the Products.

6.4 - 2

Schedule 21.3

Dispute Resolution Procedures

1 Scope of procedures. This Schedule will govern any and all disputes, claims, demands, causes of action, controversies, and other matters in question between or among the parties hereto, whether based on contract, tort, common law, statutory law or other legal or equitable bases, arising out of or relating to this Agreement (“Disputes”). each party hereto irrevocably waives any right to a jury trial with respect to any and all Disputes.

2 Informal Dispute Resolution Procedures. The parties to a Dispute initially will attempt to resolve the Dispute informally, in accordance with the following:

2.1 Upon the written notice by a party (“Notice of Dispute”) to the other party or parties of a Dispute, each party will appoint an executive officer or officers (each a “Representative”) with authority to resolve the Dispute.

2.2 The designated Representatives will gather relevant information and meet in person or confer by telephone as often as the parties reasonably deem necessary to discuss such information and attempt to resolve the Dispute without the necessity of any formal proceeding.

2.3 If the parties are unable to resolve the Dispute informally within forty-five (45) days after receiving the Notice of Dispute, any party to the Dispute may initiate arbitration as described in paragraph 3.

2.4 All negotiations pursuant to this paragraph 2 concerning informal dispute resolution will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

3 ARBITRATION.

3.1 Any Dispute not settled pursuant to the informal Dispute procedures set forth in paragraph 2 above will be finally settled by binding arbitration in the city specified in paragraph 5(a) below. The arbitration shall be conducted in accordance with the then current Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (the “ICC”) and administered by the International Court of Arbitration of the ICC. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Except as set forth in paragraph 4 below, the arbitrator(s) will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve the Dispute. Such arbitration will be conducted by a single arbitrator chosen by mutual agreement of the parties; provided, however, that if the parties cannot agree upon a single arbitrator within thirty (30) days, the arbitration shall be conducted by a panel of three (3) independent arbitrators, none of whom will have any competitive interests with any of the parties, selected by the ICC in accordance with the Rules. Any decision of the arbitrator(s) will constitute a conclusive determination of the issue(s) in question, be binding on all of the parties to the arbitration and will not be contested by any of them, except on the bases set forth in the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards and the statute specified in paragraph 3(d) below. The parties further agree to use reasonable efforts to cause the arbitration hearing to be conducted within the Time Period (as defined below).

3.2 Each party will pay its own costs and expenses (including counsel fees) of any such arbitration (and each party shall equally share in (i) any translation costs and (ii) the costs and expenses of the arbitrator(s) (including related fees and expenses, such as arbitration meeting room expenses and translator and court reporter fees) except that, where the arbitrator(s) have made a determination that a party had no substantial basis for its position asserted during the arbitration, the arbitrator(s) may compel such party to pay all or a portion of the other party’s or parties’ costs and expenses, including administrative fees, arbitrator fees, attorney’s fees, expert fees, witness fees, travel expenses and out-of-pocket expenses.

3.3 After appointment of the arbitrator(s), the arbitrator(s) will have exclusive authority to order provisional or interim relief. Prior to the appointment of the arbitrator(s), any party may seek provisional, interim or pendente lite injunctive or other temporary equitable relief with respect to a Dispute in any court of competent jurisdiction. In the event that any party seeks provisional, interim or pendente lite injunctive or other provisional or interim equitable relief, the party against whom such relief is sought agrees to waive and hereby does waive any requirement that the party seeking injunctive or equitable relief post a bond or any other security.

3.4 This Schedule and any proceedings pursuant hereto shall be governed by (i) the U.N. Convention on the Recognition and Enforcement of Foreign Arbitral Awards, and (ii) (A) if the arbitration is conducted in the United States, the Federal Arbitration Act (9 U.S.C. sections 1 et seq.), including the portion thereof commencing at section 201, or (B) if the arbitration is conducted in Japan, the Japan Arbitration Law.

4 LIMITATIONS ON THE AUTHORITY OF THE ARBITRATOR(S). THE ARBITRATOR(S) WILL NOT HAVE ANY POWER OR AUTHORITY TO AWARD INDIRECT, SPECIAL, CONSEQUENTIAL, TREBLE, EXEMPLARY, OR PUNITIVE DAMAGES OR LOST PROFITS REGARDLESS OF WHETHER THE POSSIBILITY OF SUCH DAMAGE OR LOSS WAS DISCLOSED TO, OR REASONABLY FORESEEN BY THE PARTY AGAINST WHOM THE CLAIM IS MADE (PROVIDED, HOWEVER, THAT (A) DIMINUTION IN VALUE OF OWNERSHIP INTERESTS SHALL NOT BE CONSIDERED TO FALL WITHIN ANY SUCH CATEGORY OF DAMAGES AND (B) THE POWER AND AUTHORITY OF THE ARBITRATOR(S) WITH RESPECT TO A CLAIM SEEKING TO RECOVER DIMINUTION IN VALUE OF OWNERSHIP INTEREST SHALL NOT BE SO LIMITED).

5 OTHER PROVISIONS.

(a) Location. The arbitration of a Dispute will be conducted and awards shall be deemed to be made in (i) Tokyo, Japan, if the arbitration is initiated by Spansion against Fujitsu or any of Fujitsu’s Affiliates, or (ii) San Francisco, California, if the arbitration is initiated by Fujitsu against or any of Spansion’s Affiliates.

(b) Time Period. The time period for the arbitration will commence upon appointment of the last appointed arbitrator and will last for a period of nine (9) months

21.3-2

thereafter, unless extended pursuant to paragraphs 5(b)(v) or 5(b)(vi) below (the “Time Period”).

(i) The arbitrator(s) will issue their decision within the Time Period.

(ii) The parties will use reasonable efforts to cause the arbitration hearing to commence within six (6) months of the commencement of the Time Period. The hearing will be transcribed by a certified court reporter.

(iii) Discovery will close at least one (1) month prior to the commencement of the hearing. The arbitrator(s) will have wide discretion to streamline discovery procedures in order to resolve Disputes in a full and fair manner within the Time Period.

(iv) Each party will voluntarily produce a list of all documents that such party intends to use at the hearing and a list of intended witnesses before the close of discovery subject to supplementation for purposes of rebuttal or good cause shown.

(v) The arbitrator(s) will, upon a finding that it is impracticable to meet one or more of the deadlines set forth in this subsection consistent with its primary obligation justly to determine the controversy before it, have discretion to extend or alter the deadlines set forth above to the extent necessary to prevent injustice or preserve the enforceability of its decision.

(vi) The Time Period is not intended to apply to or bar a rehearing pursuant to 9 U.S.C. section 10(a) if it would otherwise be appropriate, to the extent that the arbitration is governed by the Federal Arbitration Act pursuant to section 2(d) or similar provisions under the Japan Arbitration Law. In such case, the Time Period shall commence anew upon entry of the order vacating the award and directing a rehearing.

(c) Discovery.

(i) Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party or parties, promptly provide copies of documents relevant to the issues raised by any claim or counterclaim or upon which the producing party may rely in support of or in opposition to any claim or defense. Such documents will be provided within sixty (60) days of the appointment of the arbitrator(s).

(ii) Thereafter, each party will be entitled to serve up to two requests for production of documents, provided that a party may not request more than 35 individual categories of documents, including subparts, in total.

(iii) The parties will be required to supplement their discovery responses with documents as and when it discovers additional information within the scope of subparagraph 5(c)(i) and (ii) above.

(iv) Each party will be entitled to take up to four (4) percipient witness depositions and will be entitled to depose each of the testifying experts of the other parties. One such percipient witness deposition may be of a party representative most

21.3-3

knowledgeable about one or more relevant topics. All objections are reserved for the arbitration hearing except for objections based on privilege.

(v) No other forms of discovery (e.g. requests for admissions, interrogatories) will be permitted. Additional document requests, or additional depositions, or additional time for permitted depositions, may be scheduled only with the permission of the chair of the arbitrator(s), and only upon a clear and convincing showing of good cause therefore. Any dispute regarding discovery, or the relevance or scope thereof, will be determined by the arbitrator(s), which determination will be conclusive.

(d) Form of Decision. The decision of the arbitrator(s) will be in writing signed by the arbitrator or, if applicable, the majority of the arbitrators. The decision will state the findings of fact and conclusions of law upon which the decision is based. A dissenting arbitrator may file a separate dissenting opinion setting forth the findings of fact and conclusions of law upon which his or her dissent is based.

(e) Confidentiality. Information provided by one party to another party during any arbitration process shall be treated as “Information” subject to the confidentiality provisions of Sections 6.1 and 6.2 of the Stockholders Agreement of Spansion Inc. dated as of                         .

21.3-4